STOCK PURCHASE AGREEMENT

                                      AMONG

                                KG SQUARED, INC.,

                            CREATIVE PROGRAMMING AND
                            TECHNOLOGY VENTURES, INC.

                                       AND

                          GT INTERACTIVE SOFTWARE CORP.




                         Dated as of September 13, 1996





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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of September 13, 1996 (this "Agreement"), among KG SQUARED, INC., a Colorado corporation ("KGSI"), CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC., a Colorado corporation ("CPTV" and, together with KGSI, the "Sellers"), and GT INTERACTIVE SOFTWARE CORP., a Delaware corporation ("GT").

                              W I T N E S S E T H:

     WHEREAS, KGSI presently owns (i) 19,600 shares of the Class A Voting Common Stock, par value $.01 per share (the "Class A Common"), of OFF WORLD ENTERTAINMENT, INC., a Delaware corporation (the "Company"), (ii) 5,000 shares of the Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common"), of the Company, and (iii) 22,524.5 shares of the Series A Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred"); and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, KGSI and the Company are entering into a share exchange agreement (the "Share Exchange Agreement") pursuant to which KGSI will, simultaneously with the Closing hereunder, deliver to the Closing Escrow Agent (as defined herein), to be held in escrow pursuant to the terms of the Closing Escrow Agreement (as defined herein), all of the shares of Class A Common, Class B Common and Series A Preferred owned by KGSI, and in exchange therefor the Company shall issue in KGSI's name and deliver to the Closing Escrow Agent, to be held in escrow pursuant to the terms of the Closing Escrow Agreement, 1,960 shares (the "Series B Shares") of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), of the Company, having the powers, rights and qualifications set forth in the Certificate of Designations attached hereto as Exhibit A; and

     WHEREAS, GT desires to purchase from KGSI, and KGSI desires to sell to GT, the "KGSI Ownership Interest", defined as follows: (i) 1,960 Series B Shares, and (ii) certain Affiliate Indebtedness (as defined herein) of the Company for the purchase price and upon the terms and conditions hereinafter set forth; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, GT, the Company, Sherry McKenna ("McKenna") and Lorne Lanning ("Lanning") are entering into a Stock Issuance Agreement (the "Stock Issuance Agreement") pursuant to which the Company shall, simultaneously with the Closing of the transactions contemplated hereby, issue in GT's name and deliver to the Closing Escrow Agent, to be held in escrow pursuant to the terms of the Closing Escrow Agreement, 80 shares (the "Newly-Issued Series B Shares") of Series B Preferred for the purchase price and upon the terms and conditions set forth in such Stock Issuance Agreement; and

     WHEREAS, KGSI is a wholly-owned subsidiary of CPTV;


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     NOW,  THEREFORE,  in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     "Accredited Investor" shall have the meaning ascribed to it in Section 4.4.

     "Affiliate" shall have the meaning ascribed to it in Section 3.26.

     "Affiliate Indebtedness" shall have the meaning ascribed to it in Section 2.1(d).

     "Affiliate Indebtedness Certificate" shall have the meaning ascribed to it in Section 5.13.

     "Agreement" shall have the meaning ascribed to it in the Recitals.

     "Associate" shall have the meaning ascribed to it in Section 3.26.

     "Balance Sheet" means the Company's balance sheet as of June 30, 1996 delivered to GT pursuant to Section 3.4.

     "Balance Sheet Date" shall have the meaning ascribed to it in Section 3.10.

     "Bill of Sale" shall have the meaning ascribed to it in Section 5.22.

     "Board" shall have the meaning ascribed to it in Section 3.2(f).

     "Business Day" shall have the meaning ascribed to it in Section 7.1.

     "CERCLA" shall have the meaning ascribed to it in Section 3.25.

     "Class A Common" shall have the meaning ascribed to it in the Recitals.

     "Class B Common" shall have the meaning ascribed to it in Recitals.

     "Closing" shall have the meaning ascribed to it in Section 7.1.

     "Closing Date" shall have the meaning ascribed to it in Section 7.1.

     "Closing Escrow Agent" shall have the meaning ascribed to it in Section 2.1(g).

     "Closing Escrow Agreement" shall have the meaning ascribed to it in Section 2.1(g).

     "Closing Liabilities" shall have the meaning ascribed to it in Section 2.1(e).


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     "Closing  Liabilities  Schedule"  shall have the meaning  ascribed to it in
     Section 2.1(e).

     "COBRA" shall have the meaning ascribed to it in Section 3.9(a).

     "Code" shall have the meaning ascribed to it in Section 3.16(d).

     "Company" shall have the meaning ascribed to it in the Recitals.

     "Company  Development  Tools"  shall  have the  meaning  ascribed  to it in
     Section 3.20(a).

     "Company  IP  Rights"  shall  have the  meaning  ascribed  to it in Section
     3.18(a).

     "Company IP Rights  Agreements"  shall have the  meaning  ascribed to it in
     Section 3.18(b).

     "Conditions  Subsequent"  shall have the meaning  ascribed to it in Section
     2.2.

     "Confidentiality Agreement" shall have the meaning ascribed to in Section 9.18.

     "Contaminant" shall have the meaning ascribed to it in Section 3.25(a).

     "Contractual Obligations" shall have the meaning ascribed to it in Section 3.12.

     "CPTV" shall have the meaning ascribed to it in the Recitals.

     "Disposal" shall have the meaning ascribed to it in Section 3.25(a).

     "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company, which are now or have been maintained by the Company or under which the Company has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, share purchase or other similar plans, policies, programs practices, agreements, understandings or arrangements.

     "Employment Agreements" shall mean the employment agreements, to be entered into between the Company and Lanning and McKenna, at the Closing, which Employment Agreements will not become effective until the Release Date, and then only if all the Conditions Subsequent have been fulfilled.

     "Encumbrances" shall have the meaning ascribed to it in Section 2.1(a).

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     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
     amended from time to time.

     "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) the Code, or of an affiliated service group within the meaning of Section 414(m) of the Code.

     "Escrow Agreements" shall mean the Closing Escrow Agreement, the Purchase Price Escrow Agreement and the Holdback Escrow Agreement.

     "Excess  parachute  payments"  shall  have the  meaning  ascribed  to it in
     Section 3.16(c)(xiv).

     "Exchange Act" shall have the meaning ascribed to it in Section 5.12(a).

     "Financial  Statements"  shall have the  meaning  ascribed to it in Section
     3.4.

     "Governmental Entity" shall have the meaning ascribed to it in Section 3.3(d).

     "GT" shall have the meaning ascribed to it in the Recitals.

     "GT  Confidential  Information"  shall have the  meaning  ascribed to it in
     Section 6.7.

     "GT Disclosure  Schedule" shall have the meaning  ascribed to it in Section
     4.

     "GT Parties" shall have the meaning ascribed to it in Section 11.2.

     "GT Restricted Parties" shall have the meaning ascribed to it Section 6.7.

     "GT  Required  Advances"  shall have the meaning  ascribed to it in Section
     6.1.

     "Hazardous chemical" shall have the meaning ascribed to it in Section 3.25(a).

     "Hazardous Materials" shall have the meaning ascribed to it in Section 3.25(a).

     "Hazardous substance" shall have the meaning ascribed to it in Section 3.25(a).

     "Holdback Escrow Agent" shall have the meaning ascribed to it in Section 2.1(g).

     "Holdback Escrow Agreement" shall have the meaning ascribed to in Section 2.1(g)

     "Indebtedness" shall have the meaning ascribed to it in Section 2.1(c).

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     "Indemnified party" shall have the meaning ascribed to it in Section 11.4.

     "Indemnifying party" shall have the meaning ascribed to it in Section 11.4.

     "Intellectual  Property  Rights"  shall have the meaning  ascribed to it in
     Section 3.18(e).

     "KG/CPTV  Disclosure  Schedule"  shall have the  meaning  ascribed to it in
     Section 3.

     "KGSI" shall have the meaning ascribed to it in the Recitals.

     "KGSI/CPTV Confidential Information" shall have the meaning ascribed thereto in Section 5.15.

     "KGSI Ownership Interest" shall have the meaning ascribed to it in the Recitals.

     "Knowledge" shall have the meaning ascribed to it in the paragraphs included in Section 3 prior to Section 3.1.

     "Lanning" shall have the meaning ascribed to it in the Recitals.

     "Letter of Intent" shall mean the Letter of Intent between KGSI and GT, dated July 2, 1996.

     "Loan and Security Agreement" shall mean the loan and security agreement dated July 12, 1996, between KG Squared, Inc. (as lender) and the Company (as borrower), any amendments thereto through the date of this Agreement, and the documents and transactions referenced therein and contemplated thereby.

     "Loans and Leases" shall have the meaning ascribed to it in Section 3.33.

     Any reference to any event, change or effect being "material" with respect to any entity means that such event, change or effect will have a material effect on the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity.

     "Material Adverse Effect", when used in connection with a party, means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such party, or to such party's ability to perform its obligations as contemplated in this Agreement or the other Transaction Documents. The term "Material Adverse Effect" does not include any effect resulting from the Company's continuing losses or the Company's inability to pay its debts as they become due or any matter noted in the paragraphs included in Section 3 prior to Section
     3.1 thereof.

     "Maturity Date" shall have the meaning ascribed to it in Section 6.1.

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     "McKenna" shall have the meaning ascribed to it in the Recitals.

     "Multiemployer  plan"  shall  have the  meaning  ascribed  to it in Section
     3.9(d).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Newly-Issued Series B Shares" shall have the meaning ascribed to it in the Recitals.

     "Officer" shall have the meaning ascribed to it in the paragraphs included in Section 3 prior to Section 3.1 thereof.

     "Permits" shall have the meaning ascribed to it in Section 3.5(c).

     "Person" shall have the meaning ascribed to it in Section 3.8(b).

     "Pollutant" shall have the meaning ascribed to it in Section 3.25(a).

     "Pre-Closing Period" shall have the meaning ascribed to it in Section 3.16(d).

     "Publishing Agreement" shall mean the Publishing Agreement between GT and the Company, to be entered into at the Closing.

     "Purchase Price" shall have the meaning ascribed to it in Section 2.1(b).

     "Purchase Price Escrow  Agreement" shall have the meaning ascribed to it in
     Section 2.1(g).

     "Purchase  Price  Escrow  Agent"  shall have the meaning  ascribed to it in
     Section 2.1(g).

     "Release" shall have the meaning ascribed to it in Section 3.25(a).

     "Release Date" shall mean the earliest of (i) the date all the Conditions Subsequent are fulfilled, (ii) the date this Agreement is terminated pursuant to Section 10, and (iii) December 1, 1996 or, if the Shareholder Meeting Materials have been reviewed and approved by the SEC by December 1, 1996, December 15, 1996.

     "Restricted Parties" shall have the meaning ascribed to it in Section 5.14.

     "Restricted Period" shall have the meaning ascribed to it in Section 5.14.

     "Returns" shall have the meaning ascribed to it in Section 3.16(a).

     "Registration Rights Agreement" shall mean the Registration Rights Agreement among GT, Lanning, McKenna and the Company to be entered into at the Closing, which Registration Rights Agreement will not become effective until the Release Date, and only if all the Conditions Subsequent have been fulfilled.

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     "Release Date Update  Certificate" shall have the meaning ascribed to it in
     Section 9.5.

     "RMS" means the law firm of Rosenfeld, Meyer & Susman, LLP.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall have the meaning ascribed to it in Section 3.2(c).

     "Sellers" shall have the meaning ascribed to it in the Recitals.

     "Seller Losses" shall have the meaning ascribed to it in Section 11.3.

     "Seller Parties" shall have the meaning ascribed to it in Section 11.3.

     "September 1994 Agreements" shall mean the following agreements and documents all of which are dated as of September 1994 among KGSI, the Company, McKenna and Lanning, and which have been provided to GT's counsel and Bates stamped with numbers A001 through A0151]: (i) the Stock Purchase Agreement between the Company and KGSI and the capitalization addendum thereto; (ii) the registration agreement among the Company, KGSI, McKenna and Lanning; (iii) the executive stock agreements among the Company, KGSI and, in one case McKenna and in the other case, Lanning; (iv) the stockholders agreement among the Company, KGSI, McKenna and Lanning; (v) the employment agreement between the Company and McKenna; (vi) the employment agreement between the Company and Lanning; (vii) the Certificate of Designation for the Series A Preferred; (viii) all of the documents referenced therein or contemplated thereby that are listed on Exhibit 1 hereto; and (ix) all amendments and supplements to any of the foregoing through the date of this Agreement.

     "Series A Preferred" shall have the meaning ascribed to it in the Recitals.

     "Series B Preferred" shall have the meaning ascribed to it in the Recitals.

     "Series B Shares" shall have the meaning ascribed to it in the Recitals.

     "Share Exchange Agreement" shall have the meaning ascribed to it in the Recitals.

     "Shareholder Approval" shall mean the legally sufficient approval by the shareholders of CPTV of the transactions contemplated herein and in the other Transaction Documents for which such approval is required.


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     "Shareholder  Meeting  Materials"  shall have the meaning ascribed to it in
     Section 5.10(a).

     "Share Voting Agreement" shall have the meaning ascribed to it in Section 3.29.

     "Special  Indemnity  Agreement"  shall have the  meaning  ascribed to it in
     Section 9.17.

     "Stock Issuance Agreement" shall have the meaning ascribed to it in the Recitals.

     "Surety Agreement" shall have the meaning ascribed to it in Section 6.1.

     "Stockholder Agreement" shall mean the Stockholder Agreement among GT, Lanning, McKenna and the Company, to be entered into at the Closing, which Stockholder Agreement will not become effective until the Release Date and then only if all the Conditions Subsequent have been fulfilled.

     "Tax" shall have the meaning ascribed to it in Section 3.16(d).

     "Taxes" shall have the meaning ascribed to it in Section 3.16(d).

     "Threatened release" shall have the meaning ascribed to it in Section 3.25(a).

     "Toxic chemical" shall have the meaning ascribed to it in Section 3.25(a).

     "Toxic substance" shall have the meaning ascribed to it in Section 3.25(a).

     "Transaction Documents" shall mean this Agreement, the Share Exchange Agreement, the Stock Issuance Agreement, the Special Indemnity Agreement, the Stockholders Agreement, the Employment Agreements, the Publishing Agreement, the Registration Rights Agreement, the Purchase Price Escrow Agreement, the Holdback Escrow Agreement and the Closing Escrow Agreement, and the agreements and other documents to be delivered to GT, KGSI, CPTV, the Company, McKenna, Lanning or to the Closing Escrow Agent to be held in escrow pursuant to the Closing Escrow Agreement, at or prior to the Closing hereunder.

2.   PURCHASE AND SALE

     2.1  Purchase and Sale of KGSI Ownership Interest.

          (a) Subject to the terms and conditions of this Agreement, including the fulfillment of all the Conditions Subsequent at the Release Date, at the Closing, KGSI shall, simultaneously with the issuance and sale by the Company of the Newly-Issued Series B Shares pursuant to the Stock Issuance Agreement, sell, assign, transfer, convey and deliver free of any liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever ("Encumbrances") all of KGSI's and CPTV's right, title and interest in and to the KGSI Ownership Interest, to GT, and GT shall purchase the KGSI Ownership Interest from KGSI and CPTV.


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          (b) The aggregate  purchase price for the KGSI Ownership Interest (the
"Purchase Price") shall be equal to the difference that is obtained when the sum of all Closing Liabilities, as shown on the Closing Liabilities Schedule, is subtracted from $7,000,000.

          (c) As used herein  "Indebtedness"  shall mean any and all obligations
(i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services,
(iv) as lessee under capital leases, (v) for amounts payable under banker's acceptances, (vi) for reimbursement in respect of amounts paid under letters of credit, guarantees of leases or other obligations or similar instruments or similar agreements, (vii) with respect to redeemable stock and redemption or repurchase obligations under any equity securities or profit payment agreements or similar agreements, (viii) any such obligation of others secured by an Encumbrance on any asset of the Company, whether or not such obligation is assumed by the Company, and (viii) the guarantee of any such obligation.

          (d) As used herein "Affiliate Indebtedness" shall mean any Indebtedness of the Company directly to KGSI or CPTV or any indebtedness of the Company directly to directors, officers, employees, agents or Affiliates of KGSI or CPTV, including but not limited to the two promissory notes (in the amounts of $769,000 and $500,000, respectively) signed by the Company in connection with Loan and Security Agreement. Neither KGSI nor CPTV warrants or will warrant as to the amount or collectibility of any Affiliate Indebtedness outstanding.

          (e) As used herein, "Closing Liabilities" shall mean any and all obligations and liabilities of the Company of any nature (matured or unmatured, fixed or contingent) as of August 16, 1996, including any Indebtedness outstanding as of that date, but excluding any Affiliate Indebtedness, as shown in reasonable detail on a Schedule prepared in good faith by Sellers and delivered to GT at least one Business Day prior to the Closing Date (the "Closing Liabilities Schedule"); provided, however, that, notwithstanding anything else in this Agreement to the contrary, the Closing Liabilities shall include, and the Closing Liabilities Schedule shall set forth, (i) with respect to the SGI workstation and related Alias software, only an amount equal to the expense, based on the standard, 3-year lease rate for such equipment, allocable to the period from July 15, 1996 to the Closing Date; and (ii) with respect to legal fees, expenses and disbursements owed to RMS by the Company, one half of the total outstanding amounts owed to RMS, but in no event in excess of an aggregate of $100,000.

          (f) The Purchase Price shall be allocated on a dollar-for-dollar basis to the Affiliate Indebtedness, and the balance to the Series B Shares.

          (g) At the Closing, KGSI shall deposit in an escrow account with Republic National Bank of New York (the "Closing Escrow Agent") the following:


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               (i) undated stock  transfer  powers duly executed in blank,  with respect to 1,960 Series B Shares,

               (ii) any promissory notes or other certificates, instruments, guarantees, agreements or other documents representing or evidencing the Affiliate Indebtedness, in each case together with separate appropriate transfer or assignment forms reasonably acceptable to GT in its sole discretion, duly executed in blank, and

               (iii) any and all items required to be delivered by either Seller to GT on or before the Closing pursuant to Section 9 (other than the Special Indemnity Agreement and the Guarantee, which shall be delivered directly to GT and shall in no event be subject to escrow) or pursuant to any other provision of this Agreement.

Each of the items described in clauses (i), (ii) and (iii) above shall be held by the Closing Escrow Agent pursuant to the terms of a Closing Escrow Agreement, to be dated the Closing Date, by and among GT, KGSI, CPTV, the Company, Lanning, McKenna, Gary Vickers and the Closing Escrow Agent (the "Closing Escrow Agreement") in substantially the form attached hereto as Exhibit 2.1(i).

     At the Closing GT shall:

                    (A) deposit cash in an amount equal to the excess of the Purchase Price over $700,000 in an escrow account with Republic National Bank of New York (the "Purchase Price Escrow Agent"), to be held by the Purchase Price Escrow Agent pursuant to the terms of the Purchase Price Escrow Agreement, to be dated the Closing Date, by and among GT, KGSI and the Purchase Price Escrow Agent (the "Purchase Price Escrow Agreement") in substantially the form attached hereto as Exhibit 2.1(ii),

                    (B) deposit $700,000 in cash in an escrow account with Republic National Bank of New York (the "Holdback Escrow Agent") to be held by the Holdback Escrow Agent pursuant to the terms of the Holdback Escrow Agreement, to be dated the Closing Date by and among GT, KGSI, CPTV and the Holdback Escrow Agent (the "Holdback Escrow Agreement") in substantially the form attached hereto as Exhibit 2.1(iii), and

                    (C) deposit with the Closing  Escrow Agent any and all items required to be delivered by GT to KGSI and CPTV on or before the Closing pursuant to Section 8 or pursuant to any other provision of this Agreement to be held by the Closing Escrow Agent pursuant to the terms of the Closing Escrow Agreement.

Any cash deposit required from GT pursuant to the foregoing clauses (A) and (B) may be effected by GT delivering a certified or official bank check therefor.

     2.2 Conditions Subsequent. The Closing of the transactions contemplated hereby shall be subject to the following conditions subsequent (the "Conditions Subsequent"), each and all of which must be met on or before the Release Date: (i) the Shareholder Approval shall have been

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          obtained,  (ii) no order,  decree or ruling by any governmental agency shall have been  issued,  and no statute,  rule,  regulation  or order
          shall  have  been  enacted,   entered,  enforced  or  applied  to  the
          transactions contemplated hereby, which remains in effect and which would prohibit or render illegal the transactions contemplated by this Agreement, and (iii) no temporary restraining order, preliminary injunction or permanent injunction or other order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     2.3 Release of Escrow. Subject to the terms and conditions of the Closing Escrow Agreement, the Purchase Price Escrow Agreement and the Holdback Escrow Agreement, all funds and other items held in escrow shall be released from escrow as soon as practicable on or immediately after the Release Date pursuant to and in accordance with the provisions of such escrow agreements.

3.   REPRESENTATIONS AND WARRANTIES OF KGSI AND CPTV

     KGSI and CPTV, jointly and severally, hereby represent and warrant to GT that, except as set forth in Exhibit 3 hereto (the "KG/CPTV Disclosure Schedule"), each of the statements contained in this Section 3 is true, correct and complete as of the date hereof, and shall be true, correct and complete as of the Closing Date and as of the Release Date. The KG/CPTV Disclosure Schedule shall be arranged in subsections corresponding to the subsections in this
Section 3, and no disclosure made in any subsection of the KG/CPTV Disclosure Schedule shall be deemed to have been made in any other subsection of such schedule unless such disclosure is explicitly set forth in such other subsection. Each of the following representations is subject to the following, whether or not expressly stated herein or in the KG/CPTV Disclosure Schedule:

     the September 1994 Agreements (including, without limitation, the fact that KGSI has declared a default thereunder and has requested redemption of the Series A Preferred Stock pursuant thereto);

     the Loan and Security Agreement (including, without limitation, the advances being made by KGSI to the Company, the security interests granted to KGSI by the Company, the UCC financing statements filed with respect thereto, and the other statements, representations, warranties, and the transactions stated or contemplated therein, together with the advances made by KGSI on August 30, 1996, to the extent the total advances made by KGSI to the Company exceeds $500,000);

     the discussions between KGSI and GT with respect to expending project costs pursuant to SFAS 86, which change, if adopted, could be construed to have a Material Adverse Effect;

     the Stock Issuance Agreement and the representations and warranties contained therein;

     the Share Exchange Agreement and the other Transaction Documents;

     pay increases given to certain employees of the Company in May and June 1996; and

     the fact that Shareholder Approval has not yet been obtained.

For purposes of this Agreement, KGSI and CPTV shall be deemed to have "Knowledge" of any facts or other information that any Officer knows or should know after reasonable inquiry. As used herein "Officer" shall mean Gary R. Vickers strictly in his corporate capacity, the only Person who has served or serves as an executive officer of KGSI or CPTV. Subject to the foregoing, and subject further to the KG/CPTV Disclosure Schedule, CPTV and KGSI affirmatively state the following:

     3.1 Organization; Good Standing; Qualification and Power. To the Knowledge of KGSI and CPTV, the Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in the state of California, which is the only state in which such qualification is necessary. Each of KGSI and CPTV is a corporation duly organized, validly existing and in good standing under the laws of Colorado.

     3.2  Capital Structure.

          (a) Stock and Options. As of the date hereof, the authorized capital stock of the Company consists of (i) Seventy-Five Thousand (75,000) shares of Class A Common, (ii) Ten Thousand (10,000) shares of Class B Common, and (iii) Twenty-Five Thousand (25,000) shares of Preferred Stock, par value $.01 per share. As of the date hereof, 40,000 shares of the Class A Common, 6,200 shares of the Class B Common and 22,524.5 shares of the Series A Preferred, and no other equity securities of the Company, are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights. The Persons owning all of such shares, and the numbers of such shares owned by each of those Persons, are as follows:


====================================================================================================================
Name                                Class A Common               Class B Common             Series A Preferred
- --------------------------------------------------------------------------------------------------------------------
McKenna                                10,200*                         0                            0
- --------------------------------------------------------------------------------------------------------------------
Lanning                                10,200*                         0                            0
- --------------------------------------------------------------------------------------------------------------------
Steve Olds                                0                          1,200*                         0
- --------------------------------------------------------------------------------------------------------------------
KGSI                                    19,600                       5,000                       22,524.5
====================================================================================================================

*Subject to contractual vesting requirements.

                                                     - 12 -

As of the date hereof, no shares of the Company's capital stock are held in treasury.

          (b) At the Closing, following the completion of the transactions contemplated in the Share Exchange Agreement and the Stock Issuance
Agreement, and subject to the Conditions Subsequent being fulfilled by the Release Date, 20,400 shares of Class A Common, 1,200 Shares of Class B Common, no shares of Series A Preferred and 2,040 shares of Series B Preferred, and no other equity securities of the Company, will be issued and outstanding, all of which will be duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive rights, except as provided in the Stockholder Agreement.

          (c) None of the issued and outstanding shares of capital stock of the Company has been or will be issued in violation of any preemptive rights of any Person or in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or any foreign or state securities or "Blue Sky" law.

          (d) Title to the Shares. At the Closing, subject only to the Conditions Subsequent being fulfilled by the Release Date, KGSI will own the Series B Shares beneficially and of record, and will have good and valid title to the Series B Shares and the right to transfer the Series B Shares to GT, free and clear of all Encumbrances. At the Closing, subject only to the Conditions Subsequent being fulfilled by the Release Date, GT will acquire good and valid title to the Series B Shares and to the Newly-Issued Series B Shares, free and clear of all Encumbrances.

          (e) No Other Commitments. Neither (i) KGSI nor CPTV nor any director, officer, employee, agent or Affiliate of either of them, nor (ii) to the Knowledge of KGSI and CPTV, the Company or any director, officer, employee, agent or Affiliate of the Company, has authorized, issued or otherwise caused to be outstanding or otherwise in existence, any options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company, KGSI or CPTV is a party or by which the Company, KGSI or CPTV is bound, that could require the Company, KGSI or CPTV to issue, deliver, sell or offer to sell, or cause to be issued, delivered, sold or offered for sale, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or that could require the Company, KGSI or CPTV to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. KGSI and CPTV are not, and to their Knowledge the Company is not, a party to or bound by any voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company.

          (f) Current Membership of Board; Corporate and Stockholder Action. The membership of the Board of Directors of the Company (the "Board") currently consists solely of McKenna, Lanning, Gary R. Vickers and William Gladstone. All corporate and stockholder actions required to be taken by KGSI, CPTV or their respective stockholders to authorize and approve this Agreement, the other Transaction Documents to which either KGSI or CPTV is a party and the transactions contemplated hereby and thereby have been duly and effectively taken, except for the authorization and approval by the stockholders of CPTV, which has not been obtained on the date hereof but which shall be obtained prior to the Release Date.

          (g) Percentage Ownership. Immediately after the Closing, subject only to the Conditions Subsequent, neither, KGSI, CPTV nor any of their respective Affiliates will own any shares of any class of capital stock or any other securities of the Company or any Affiliate Indebtedness.

          (h) Conduct of Business. The business carried on by the Company has been conducted by the Company directly, and: (x) not through KGSI, CPTV or any Affiliate of KGSI or CPTV or any stockholder, officer, director or employee of KGSI or CPTV, or (y) to the Knowledge of KGSI or CPTV, not through any stockholder, officer, director or employee of the Company, or any Affiliate of any of the Persons specified in this clause (y), and (z) not through any subsidiary or through any other Person, except to the extent:

               (i) the Company has carried on business through Alexandria, Inc., a California corporation and wholly-owned subsidiary of CPTV ("Alexandria"), or has retained Alexandria to perform the services set forth on the KG/CPTV Disclosure Schedule; and

               (ii) KGSI and CPTV have provided certain resources to the Company as set forth on the KG/CPTV Disclosure Schedule.

     3.3  Authority.

          (a) Corporate Action. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the other Transaction Documents for which such approval is required by the stockholders of CPTV, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party.

               (ii) Each of KGSI and CPTV has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, KGSI and CPTV, respectively, except that the Shareholder Approval will not be obtained until the Release Date.

          (b) Binding Obligations. This Agreement and the other Transaction Documents to which they are a party have been duly executed and delivered by the Company, KGSI and CPTV, respectively, and are the valid and binding obligations of the Company, KGSI and CPTV, respectively, enforceable against each of them in accordance with their terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and general equitable principles.

          (c) No Conflict. Assuming and following Shareholder Approval, neither the execution, delivery and performance of this Agreement, the Stock Issuance Agreement or the other Transaction Documents to which either KGSI or CPTV is a party, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of KGSI or CPTV, or, to their Knowledge, the Company, or upon the Series B Shares under, any term, condition or provision of (x) the Certificate of Incorporation or Bylaws of KGSI, CPTV or the Company, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to KGSI, CPTV, the Company or their respective properties or assets.

          (d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by KGSI or CPTV or to their Knowledge, the Company, in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except:

               (i) where the failure to obtain such consents, approvals and the like will not prevent or delay the consummation of the transactions contemplated hereby or thereby or otherwise prevent the Company, KGSI or CPTV from performing their obligations under the Transaction Documents and will not have a Material Adverse Effect; and

               (ii) to the extent that CPTV must obtain the approval or consent of the SEC or the NASD in connection with the stockholders' meeting to be called by CPTV to approve the transactions contemplated herein.

     3.4 Financial Statements. The balance sheet and statements of income and cash flows of the Company as of and for the ten- month period ended June 30, 1996 (the "Financial Statements"), copies of which have been delivered to GT, have been prepared from the books and records of the Company, comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, are true and correct in all material respects, and fairly present the financial position of the Company as at the date thereof and the results of its operations and cash flows for periods then ended; except for certain discussions among the
          Company, KGSI, and GT relating to certain financial statement adjustments contemplated in Statement of Financial Accounting Standards No. 86 which, if completed, may have a material effect on the Balance Sheet, which effect might be deemed to be a Material Adverse Effect.

     3.5  Compliance with Applicable Laws. To the Knowledge of KGSI and CPTV:

          (a) the business of the Company is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity;

          (b) there is currently no investigation or review by a Governmental Entity with respect to the Company pending or threatened, nor has any Governmental Entity notified the Company, KGSI or CPTV of its intention to conduct the same; and

          (c) the Company has all permits, licenses, approvals, orders, and franchises from Governmental Entities ("Permits") required to conduct its business as it is now being conducted except where the failure to obtain any such Permit would not have a Material Adverse Effect on the Company.

          (d) All of the Company's Permits are in full force and effect and no violations thereunder have been recorded.

     3.6  Litigation. (a) To the Knowledge of KGSI and CPTV there is no:

               (i)  suit,   action,   arbitration,   demand,   claim,   dispute,
          investigation or proceeding pending or threatened against the Company; or

               (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company that, (i) individually or in the aggregate, could have a Material Adverse Effect on the Company or (ii) have an adverse effect on the ability of the Company to perform its obligations under the Transaction Documents or under any documents or agreements contemplated hereby or thereby.

          (b) There is no judgment, decree, injunction rule or order of any Governmental Entity or arbitration against KGSI or CPTV purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents to which either KGSI or CPTV is a party or any documents or agreements contemplated thereby.

     3.7 Title to Properties. To the Knowledge of CPTV and KGSI, the Company owns no interest in real property; to the Knowledge of CPTV and KGSI, the only interest in real property leased by the Company is its office lease, which the Company has subleased from Alexandria, an Affiliate. To the Knowledge of KGSI and CPTV, the Company holds interest as sublessee under leases in full force and effect in all real property used in connection with the Company's business or otherwise leased by the Company, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or adverse effect on the ability of the Company, KGSI or CPTV to perform their respective obligations under the Transaction Documents or any of the documents or agreements contemplated thereby.

     3.8  Subsidiaries. To the Knowledge of CPTV and KGSI:

          (a) The Company has no subsidiaries.

          (b) The Company does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other Person, except to the extent any funds of the Company are placed in temporary investments or short-term operating accounts. "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government or agency or political subdivision thereof or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     3.9 Employee Benefit Plans and Employment Matters. Neither KGSI nor CPTV maintains or has ever maintained an employee benefit plan covering employees of the Company or as to which the Company has any liability. To the Knowledge of CPTV and KGSI, and except to the extent any of the following representations may be affected by the fact that the Company paid certain employee payrolls during May, June and July later than contractually required and (as a result thereof) certain employees of Oddworld addressed a letter to CPTV dated June 28, 1996, threatening certain actions (although neither KGSI nor CPTV has any knowledge that any of these employees took any of the threatened actions):

          (a) The Company has no liability under any employee benefit plan within the meaning of Section 3(3) of ERISA other than plans directly maintained by the Company. The Company has never maintained any Employee Benefit Plans other than the health insurance plans and vacation plans previously disclosed to GT and with respect to which true, correct and complete copies of all plan instruments and related trust agreements and amendments thereto, insurance and other contracts, summary plan descriptions and summaries of material modifications of each Employee Benefit Plan, and procedures and form letters used to comply with Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"), have been previously delivered to GT.

          (b) Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws.

          (c) Neither KGSI nor CPTV, nor, to their Knowledge, the Company has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the Knowledge of KGSI and CPTV, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither KGSI nor CPTV has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations except to the extent any employee has or may take any action resulting from the late payrolls referenced above.

          (d) Neither the Company nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal (within the meaning of Sections 4205 or 4203 of ERISA, respectively) from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

          (e) Neither the Company, KGSI nor CPTV has proposed or has agreed to any increase in benefits under any Employee Benefit Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any such plan.

          (f) Each Employee Benefit Plan may by its terms be amended and/or terminated at any time with regard to any current or former director, officer, employee or consultant or to any dependent or beneficiary thereof.

          (g) The only employment agreements to which the Company is a party are between the Company and McKenna and the Company and Lanning, true, correct and complete copies of which are included within the September 1994 Documents, and an employment agreement with Steve Olds, a true, correct and complete copy of which has been previously delivered to GT.

          (h) To the Knowledge of KGSI and CPTV, the consummation of the transactions contemplated by the Transaction Documents will not result in: (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company (except that certain employees of the Company were given pay raises which were effective in May and June 1996 and except for that pay increases and the acceleration thereof as are provided for in the employment agreements for McKenna and Lanning, included among the September 1994 Documents).

          (i) To the Knowledge of KGSI and CPTV, the Company is in compliance in all respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours and terms and conditions of employment, including, but not limited to, employee compensation matters.

          (j) To the Knowledge of KGSI and CPTV, the consummation of the transactions contemplated hereby will not have an adverse effect on the Company's labor relations, and neither KGSI nor CPTV has knowledge that any of the Company's key employees intends to leave its employ except to the extent contemplated in the Loan and Security Agreement.

          (k) There is no grievance or arbitration proceeding arising out of or under collective bargaining agreements, pending or threatened against the Company, no strike, labor dispute, slowdown or stoppage is pending or threatened against the Company and no strike, labor dispute, slowdown or stoppage has occurred or been threatened during the past two years; the Company is not a party to any collective bargaining agreement or contract.

          (l) There is no union representation question existing with respect to the employees of the Company.

          (m) No union organizing activities are currently taking place or have taken place during the past two years.

          (n) To the Knowledge of KGSI and CPTV, there are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and no Person has threatened during the past two years to file any complaint or charge against the Company with any such board or agency.

          (o) To the Knowledge of KGSI and CPTV, no charges against the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

     3.10 Absence of Undisclosed Liabilities. (a) Neither KGSI nor CPTV has caused the Company to incur, and to the Knowledge of KGSI and CPTV, the Company does not have, any direct or indirect liabilities or obligations of any nature (matured or unmatured, fixed or contingent) other than (i) those adequately reflected or reserved against on the Balance Sheet of the Company at June 30, 1996 (the "Balance Sheet Date"), and (ii) any such liabilities or obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with prior practice, none of which are, individually or in the aggregate, material.

          (b) The Closing Liabilities Schedule will be complete and correct and, except for Affiliate Indebtedness, as of August 16, 1996, the Company had no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) that were not adequately and accurately listed on the Closing Liabilities Schedule.

     3.11 Absence of Certain Changes or Events. Since the Balance Sheet Date (and except as noted in Section 3.4, above), there has not occurred:

          (a) to the Knowledge of KGSI and CPTV, any change in the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations of the Company that could reasonably constitute a Material Adverse Effect, other than the continuing losses and negative cash flow being incurred by the Company, and its continuing inability to pay its debts as they are due;

          (b) any amendments or changes in the Certificate of Incorporation or Bylaws of the Company;

          (c) to the Knowledge of KGSI and CPTV, any damage, destruction or loss to any of the Company's assets, whether covered by insurance or not;

          (d) any redemption, repurchase or other acquisition of shares of the Company's capital stock by the Company, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company's capital stock;

          (e) to the Knowledge of KGSI and CPTV, any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors, officers, other employees or consultants;

          (f) to the Knowledge of KGSI and CPTV, any modification of any term of benefits payable under any Employee Benefit Plan;

          (g) to the Knowledge of KGSI and CPTV, any acquisition from or sale to any other Person by the Company of a material amount of property or assets, or any acquisition from or sale to KGSI, CPTV or, to the Knowledge of KGSI and CPTV, any holders of any of the Company's capital stock, or any affiliate of any such Person, by the Company of any property or assets;

          (h) Neither (i) KGSI nor CPTV nor any director, officer, employee, agent or Affiliate of either of them, nor (ii) to the Knowledge of KGSI and CPTV, the Company or any director, officer, employee, agent or Affiliate of the Company, has authorized, issued or otherwise caused to be outstanding or otherwise in existence, any

                    (A)  incurrence,  assumption  or guarantee by the Company of
               any  Indebtedness  (other  than  Indebtedness   incurred  in  the
               ordinary course of business);

                    (B) issuance or sale of any securities  convertible  into or exchangeable for debt securities of the Company; or

                    (C) issuance or sale of any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any securities convertible into or exchangeable for any such debt securities;

               (i) to the Knowledge of KGSI and CPTV, any creation or assumption by the Company of any encumbrance on any asset;

          (j) to the Knowledge of KGSI and CPTV, any making of any loan, advance or capital contribution to or investment in any Person by the Company other than travel loans or advances made in the ordinary course of business consistent with past practice;

          (k) to the Knowledge of KGSI and CPTV, any entering into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation, except for purchase and sale commitments entered into in the ordinary course of business, consistent with past practice;

          (l) any transfer or grant of a right under the Company IP Rights;

          (m) to the Knowledge of KGSI and CPTV, any labor dispute or charge of unfair labor practice (other than routine individual grievances), any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

          (n) any agreement or arrangement made by the Company to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed, except to the extent the Letter of Intent or the letter of intent between GT and the Company, or either of them, are inconsistent with this representation.

     3.12 Agreements. Section 3.12 of the KG/CPTV Disclosure Schedule lists each of the following types of written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by the Company, true and complete copies of each of which have been delivered to GT or its counsel:

          (a) contracts with or commitments to any labor union;

          (b) continuing contracts for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from the Company in an amount in excess of $25,000 per annum which are not terminable on 30 days' or less notice without cost or other liability at or at any time after the Closing or in which the Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

          (c) contracts providing for the development of software for, or license of software to, the Company, or other Intellectual Property Rights;

          (d) joint venture contracts or agreements with any other party;

          (e)  contracts  or  commitments  for the  employment  of any  officer, employee, independent contractor or consultant, severance agreements, non-competition agreements, non-disclosure agreements, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee, independent contractor or consultant;

          (f) indentures, mortgages, promissory notes, loan agreements, guarantees or other agreements or commitments for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (g) leases or other agreements under which the Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

          (h) agreements or arrangements for the sale of any assets, properties or rights having a value in excess of $25,000;

          (i) agreements which restrict the Company from engaging or competing in any line of business in any geographic area;

          (j) Company IP Rights Agreements (as such term is hereinafter defined); or

          (k) agreements between the Company on the one hand, and KGSI, CPTV, Lanning or McKenna, or any of their respective Affiliates, on the other hand to the extent not heretofore described.

     3.13 Principal Customers. To the Knowledge of KGSI and CPTV, the Company has engaged in no sales of any product and, therefore, has no customers.

     3.14 No Defaults. To the Knowledge of KGSI and CPTV, and except for the existence of defaults under the September 1994 Agreements as referenced in the Loan and Security Agreement, the Company is not in default under any contract or agreement to which it is a party, and no event, condition or occurrence currently exists, or will result from the execution, delivery and performance by the Company, KGSI or CPTV of the Transaction Documents and the transactions contemplated thereby, which, after notice or lapse of time, or both, will constitute such a default by the Company under any contract or agreement to which it is a party.

     3.15 Certain  Agreements.  To the  Knowledge of KGSI and CPTV,  neither the
          execution   and  delivery  of  the   Transaction   Documents  nor  the
          consummation of the transactions contemplated thereby will:

          (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or other payments) becoming due to any director, officer or employee of the Company from the Company, under any Employee Benefit Plan or otherwise, except to the extent that salary increases to Lanning and McKenna are required under their respective employment agreements;

          (b) increase any benefits otherwise payable under any Employee Benefit Plan except as stated in Section 3.9; or

          (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.16 Taxes. (a) (i) The Company has filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of the Company) except that the Company's 1995 Returns were filed in August, 1996;

               (ii) The information on such Returns is (or, in the case of the 1995 Returns, will be) complete and accurate in all material respects;

               (iii) The Company has paid all Taxes (whether or not shown on any Return) due and payable; and

               (iv) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

          (b) (i) No unpaid (or unreserved in accordance with generally accepted accounting principles applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to the Company for any Pre-Closing Period;

               (ii) there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company;

               (iii) the Company has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes;

               (iv) no penalties or fines or additional Taxes are or will be payable in connection with the extensions to file returns with respect to the 1995 fiscal years or any failure to pay any taxes on a timely basis; and

               (v) no extension of a statute of limitations relating to any Taxes is in effect with respect to the Company.

          (c) (i) The Company has operated at a loss since its organization and through the Closing Date and, therefore, the Company does not have and will not have any liability for federal, state or local Taxes in respect of income for any Pre-Closing Period;

               (ii) the Company, through its independent payroll service, has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

               (iii) all material elections with respect to Taxes affecting the Company are disclosed or attached to the Company's Returns;

               (iv) the Company is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law;

               (v) there are no private letter rulings in respect of any Tax pending between the Company and any taxing authority;

               (vi) the Company owns no interest in real property in the State of New York;

               (vii) the Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than the Company, except to the extent the Company has been treated in such manner with respect to KGSI or CPTV as set forth in
          Section 3.15 of the KG/CPTV Disclosure Schedule;

               (viii) the Company is not liable for Taxes of any other Person, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes;

               (ix) the Company is not, and has not been, a real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

               (x) the Company is not a person other than a United States person within the meaning of the Code;

               (xi)  the   Company  is  not  a  party  to  any  joint   venture,
          partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes;

               (xii) the Company has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law);

               (xiii) the Company has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income;

               (xiv) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code;

               (xv) the Company has never been a Subchapter S corporation (as defined in Section 1361(a)(1) of the Code);

               (xvi) The only jurisdictions to which any Tax is properly payable by the Company are the United States, Delaware, California, San Luis Obispo, and San Luis Obispo county, to the extent any franchise, property, income or employment taxes are payable;

               (xvii) the Company is not a personal holding company within the meaning of Section 542 of the Code;

               (xviii) the Company does not own any property of a character the indirect transfer of which (pursuant to this Agreement, the Share Exchange Agreement, the Stock Issuance Agreement or otherwise) would give rise to any material documentary, stamp or other transfer Tax; and

               (xix) The Company's Returns set forth the amount of the Company's net operating losses, net capital losses, unused investment or other credits, unused foreign taxes, or excess charitable contributions as of the dates of such Returns.

          (d) As used herein,  "Code"  shall mean the  Internal  Revenue Code of
1986, as amended, and the regulations promulgated thereunder. As used herein, "Taxes", or singularly "Tax", shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto. As used herein, "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date. As used herein, the Company shall mean, individually and collectively, (i) the Company and (ii) any individual, trust, corporation, partnership or other entity as to which the Company may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulation.

     3.17 Outstanding Indebtedness. To the Knowledge of KGSI and CPTV and except as described in Section 3.10 and elsewhere herein, and except as Indebtedness has been incurred by the Company in the ordinary course of business, the Financial Statements and the Loan and Security Agreement and associated UCC filings set forth:

          (a) the amount of all Indebtedness of the Company as of their respective dates; and

          (b) any liens that relate to the such outstanding Indebtedness that encumber the assets of the Company.

     3.18 Intellectual  Property.  Except in each case as  disclosed  in Section
          3.18 of the KG/CPTV Disclosure Schedule:

          (a) the Company has good and marketable title to, or has the right to use, sell or license all Intellectual Property Rights (as such term is hereinafter defined) used in its business as presently conducted and as it is expected to be conducted as of the Release Date (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for such conduct of its business;

          (b) the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not constitute a breach of any instrument or agreement governing any Company IP Right (the "Company IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company to use, sell or license any Company IP Right or portion thereof;

          (c) there are no royalties, honoraria, fees or other payments payable by the Company to any Person with respect to any Company IP rights other than as set forth in the Company IP Rights Agreements listed in Section 3.18 of the KG/CPTV Disclosure Schedule;

          (d) neither the manufacture, marketing, license, sale or intended use of any product currently under development by the Company violates any license or agreement between the Company and any Person or infringes any Intellectual Property Right of any other Person, and there is no pending or, to the Knowledge of KGSI and CPTV, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor, to the Knowledge of KGSI and CPTV, is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other Person, nor, to the Knowledge of KGSI and CPTV, is there any basis for any such assertion; and

          (e) the Company has taken all reasonable steps necessary to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company IP Rights. Except as set forth on Section 3.18(e) of the KG/CPTV Disclosure Schedule, no current or prior directors, officers, employees or consultants of the Company claim or have a right to claim an ownership interest in any Company IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to the Company, or otherwise. The KG/CPTV Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state, and foreign laws by the Company to perfect or protect its interest in the Company IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications.

     As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

          (f) The KG/CPTV Disclosure Schedule lists all Intellectual Property licenses held by the Company, all of which Intellectual Property licenses held by the Company are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Release Date, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (g) To the Knowledge of KGSI and CPTV, there is no unauthorized use, infringement or misappropriation of any of the Company's IP Rights by any third party, including any employee or former employee of the Company.

     3.19 Products  and   Distribution.   The  Company  has  not   published  or
          distributed any software products.

     3.20 Development Tools.

          (a) Section 3.20 of the KG/CPTV Disclosure Schedule contains a complete list of all material software development tools used or intended to be used by the Company in the development of any software products (the "Company Products"), except for any such tools that are generally available and are used in their generally available form (such as standard compilers) (the "Company Development Tools").

          (b) Section 3.20 of the KG/CPTV Disclosure Schedule also sets forth, for each Company Development Tool: (a) for any Company Development Tool not entirely developed internally by Company employees, the identity of the independent contractors and consultants involved in such development and a list of any agreement between the Company and such independent contractors and consultants; (b) a list of any third parties, including, without limitation, KGSI, CPTV, Alexandria or any of their respective Affiliates, with any rights to receive royalties or other payments with respect to such Company Development Tool, and a schedule of all such royalties payable; (c) a list of any restrictions on the Company's unrestricted right to use and distribute such Company Development Tool; and (d) a list of all agreements with third parties for the use by such third party of such Company Development Tool.

          (c) The Company has sufficient right, title and interest in and to the Company Development Tools, free and clear of any and all Encumbrances, for the conduct of its business as currently conducted and as proposed to be conducted and, except as set forth on Section 3.20 of the KG/CPTV Disclosure Schedule, all Company Development Tools are works made for hire and the Company is the author and owner of all such Company Development Tools under the Copyright Act of 1976, as amended.

          (d) Alexandria has sufficient right, title and interest in and to any and all of its development tools, including without limitation, Pisces, Fish, Gemini and Twin (sometimes together referred to as "PI", i.e., Platform Independence) utilized in the business and operations of the Company, each such development tool is a work made for hire and Alexandria is the author and owner of each such development tool under the Copyright Act of 1976, as amended. On the Release Date, if all the Conditions Subsequent have been fulfilled, Alexandria shall transfer to GT, and GT shall receive from Alexandria, all right, title and interest in and to each such development tool, free and clear of all Encumbrances.

     3.21 Inventory and Returns; Receivables and Payables.

          (a) The Company does not have any inventory or accounts or notes receivable deriving from the sale of inventory, and has not make any sale of product or inventory.

          (b) There has been no material adverse change since the Balance Sheet Date in the amounts of accounts payable of the Company from the amount reflected in the Balance Sheet at such date except as reflected in Section 3.4.

     3.22 No Brokers. Neither KGSI nor CPTV nor, to the Knowledge of KGSI or CPTV, the Company, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

     3.23 Insurance. To the Knowledge of KGSI and CPTV, the Company has in effect a commercial general liability insurance policy from Sequoia Commercial Insurance Company covering fire, theft, business liability, and auto usage, and other coverage to the extent described therein. KGSI has delivered a copy of said policy to GT. To the Knowledge of KGSI and CPTV, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     3.24 Ownership of Property. (a) To the Knowledge of KGSI and CPTV, except for:

               (i) liens disclosed in Section 3.24 of the KG/CPTV Disclosure Schedule;

               (ii) liens for current Taxes not yet due and payable;

               (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like;

               (iv) liens arising under the Loan and Security Agreement;

               (v) liens associated with the recently-purchased Silicon Graphics workstation and related Alias software;

               (vi) liens associated with any other equipment recently purchased by the Company but not yet paid-for by the Company; and

               (vii)  other  liens  described   herein  or  in  the  Transaction
          Documents,

the Company has good and marketable title to all of its property and assets (other than the Company IP Rights, the representations as to which are set forth in Section 3.18), used in its business, in each case free and clear of all Encumbrances.

          (b) All real and personal property owned or leased of the Company is in good repair and is operational and usable in the operations of the Company, subject to ordinary wear and tear.

          (c) The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor has it received any notice of violation with which it has not complied.

     3.25 Environmental Matters. To the Knowledge of KGSI and CPTV:

          (a) During the period that the Company has leased its respective properties or owned or operated any facilities, it has not disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials (as such term is hereinafter defined) on, from or under such properties or facilities. Neither the Company, nor KGSI nor CPTV has any knowledge of any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company taking possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and

"threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" the release of which would be a reportable event under any federal, state, foreign or local laws or regulations.

          (b) None of the properties or facilities of the Company is in violation of any federal, state, foreign or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its respective properties and facilities, neither the Company nor any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

          (c) During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

     3.26 Interested Party Transactions. Except with respect to the transactions described in or contemplated in the September 1994 Agreements, the Loan and Security Agreement (including the loans to KGSI made by certain affiliates of KGSI), the Letter of Intent, the Stock Issuance Agreement, the Stock Exchange Agreement, the Employment Agreements and the other Transaction Documents, neither KGSI, CPTV nor any stockholder, officer or director, or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act), of KGSI or CPTV, or, to their Knowledge, the Company or any affiliate or associate of the Company, has had, either directly or indirectly, any interest in:

          (a) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, equipment, development tools, technology or intellectual or other property rights or services; or

          (b) any contract, agreement, arrangement or understanding, whether written or oral, to which the Company is a party or by which it may be bound or affected.

     3.27 Disclosure. Except as specifically and expressly set forth in the KG/CPTV Disclosure Schedule, no representation or warranty made by KGSI or CPTV in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by KGSI or CPTV or their respective representatives pursuant hereto or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

     3.28 Restrictions on Business Activities. Except to the extent heretofore referenced, there is no agreement, judgment, injunction, order or decree binding upon the Company, KGSI or CPTV that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted, or as it is contemplated to be conducted upon commencement of sales of products currently in development except to the extent the Company's agreement with Sony Corporation constitutes such a restriction and requires approval from Sony Corporation.

     3.29 Agreement of Certain CPTV Shareholders. Each of the following Persons is the record owner, and to the Knowledge of KGSI and CPTV is the beneficial owner of the number of shares of the common and preferred stock of CPTV set forth opposite such Person's name, and each such Person has entered into a legally binding agreement with GT (the "Share Voting Agreement") that such Person will vote all such shares in favor of the authorization and approval of CPTV's entering into this Agreement and the other Transaction Documents and consummating the transactions contemplated hereby and thereby, and the total number of votes entitled to be cast by such Persons is sufficient to ensure such authorization and approval by the stockholders of CPTV:



==================================================================================================================
                                                                            Voting
                                                                           Preferred               Percent
Name of Shareholder                              Common Stock                Stock                 of Vote
- ------------------------------------------------------------------------------------------------------------------
Gary Magness                                        255,500                 255,500                 12.14
- ------------------------------------------------------------------------------------------------------------------
Kim Magness                                         255,500                 255,500                 12.14
- ------------------------------------------------------------------------------------------------------------------
                                                     8,000                                           0.19
- ------------------------------------------------------------------------------------------------------------------
Gary Vickers                                        489,000                 489,000                 23.23
- ------------------------------------------------------------------------------------------------------------------
                                                     2,000                                           0.05
- ------------------------------------------------------------------------------------------------------------------
                                                    74,000*                                          1.76
- ------------------------------------------------------------------------------------------------------------------
William Gladstone                                    34,000                                          0.81
- ------------------------------------------------------------------------------------------------------------------
                                                   1,118,000               1,000,000                50.32
==================================================================================================================


*   Jack Vickers has granted Gary Vickers a proxy with respect to these shares.

     3.30 Advances to the Company.

          (a) The Loan and Security Agreement sets forth the amount and terms under which KGSI has loaned, caused to be loaned or otherwise advanced to the Company $500,000 for the Company to pay certain expenses.

          (b) To the Knowledge of CPTV and KGSI and except for advances made to the Company by other Persons in the ordinary course of business, no other Person has agreed to loan, cause to be loaned, or otherwise advanced to the Company amounts necessary for the Company to pay its expenses since the date of execution of the Letter of Intent except GT to the extent obligated or allowed to do so pursuant to Section 6.1 hereof.

     3.31 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by the Company (or by KGSI or CPTV on behalf of the Company) in connection with its business have been truthfully and properly kept and completed based on information provided to KGSI by the Company, and there are no material inaccuracies or discrepancies contained or reflected therein.

     3.32 Products Under Development. To the Knowledge of KGSI and CPTV the only product under development by the Company is SoulStorm, and Ladimere Munch, the proposed sequel to SoulStorm.

     3.33 Loans and Leases. Schedule 3.33 hereto sets forth a true, complete and accurate list of all agreements (collectively, the "Loans and Leases")
          (i) under which the Company has borrowed money on a secured basis to purchase equipment used in its operations or busines, or (ii) under which Alexandria has either (x) leased equipment or office space that is used by the Company in its operations or business, or (y) borrowed money on a secured basis to purchase equipment used in the Company's operations or business. All the information with respect to such Loans and Leases that is set forth on Schedule 3.33 is true and accurate in every respect.

4.   REPRESENTATIONS AND WARRANTIES OF GT

     GT hereby represents and warrants to KGSI and CPTV that, except as set forth in Schedule 4 hereto (the "GT Disclosure Schedule"), each of the statements contained in this Section 4 is true, correct and complete. The GT
Disclosure Schedule shall be arranged in subsections corresponding to the subsections in this Section 4, and no disclosure made in any subsection of the GT Disclosure Schedule shall be deemed to have been made in any other subsection of such schedule unless such disclosure is explicitly set forth in such other subsection.

     4.1  Organization;  Good  Standing;   Qualification  and  Power.  GT  is  a
          corporation validly existing and in good standing under the laws of the state of Delaware.

     4.2  Authority.

          (a) Corporate Action. GT has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of GT. This Agreement and the other Transaction Documents to which GT is a party have been duly executed and delivered by GT and are valid and binding obligations of GT, enforceable against GT in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to
enforcement  of  creditors'   rights   generally  and  (ii)  general   equitable
principles.

          (b) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by GT in connection with the execution and delivery by GT of this Agreement or the other Transaction Documents to which GT is a party, or the consummation by it of the transactions contemplated hereby or thereby, except where the failure to obtain such consents, approvals and the like would not prevent or delay the consummation of the transactions contemplated hereby or otherwise prevent GT from performing its obligations under this Agreement.

     4.3 No Brokers. GT has neither paid nor become obligated to pay any fee or commission to any broker, `finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.4 Securities Laws. GT is an "Accredited Investor" within the meaning of Rule 501 promulgated under the Securities Act, and is purchasing the Series B Shares for its own account, for investment, and is not purchasing the Series B Shares:

          (a) in connection with the offer or sale of the Series B Shares to others,

          (b) with a view to the distribution of the Series B Shares within the meaning of the Securities Act,

          (c) with a view to underwriting any such distribution, or

          (d) with a view to engaging in conduct which may violate the registration requirements of the Securities Act or any state securities laws.

GT understands that the Series B Shares have not been registered under the Securities Act, or any state securities laws, and the Series B Shares may not be transferred or sold unless registration is then effective or an exemption from registration is then available. GT acknowledges that the certificates representing the Series B Shares will bear appropriate legends restricting the transferability thereof.

     4.5 Acknowledgement as to the Status of the Company and its Product. GT represents that it is aware that the Company has incurred significant operating losses since its inception, has received no revenues from operations, has to the date hereof been wholly dependent on financing provided by KGSI for its survival, and is currently unable to pay its debts as they have become due. GT is further aware that the Company's sole product, SoulStorm, is in an unfinished state, and except as set forth in this Agreement, including, without limitation Sections 3.18 and 3.20, or in any disclosure described in Section 3.27, neither KGSI nor CPTV is offering any representation or warranty with respect to the completion of SoulStorm or with respect to the fitness for any particular purpose of the SoulStorm materials, source code, tools or engine. GT acknowledges that from and after the Closing (assuming that Shareholder Approval is obtained) GT is bearing all further risks associated with its software development, debugging, completion, scheduling, engine stability, engineering, release, distribution and marketing of SoulStorm.

     4.6 The Company's Representations. GT acknowledges that none of the representations by the Company to GT contained in any of the Transaction Documents have been approved by any representative of KGSI or CPTV on behalf of KGSI or CPTV, including Messrs. Vickers and Gladstone who are "officer and director" of the Company, and GT represents that it will not attempt to hold KGSI or CPTV liable for any representations or warranties made by the Company in the Stock Issuance Agreement.

5.   COVENANTS OF KGSI AND CPTV

     5.1 Advice of Changes. During the period from the date of this Agreement until the Release Date, KGSI and CPTV will, and will use their best efforts to cause the Company to, promptly advise GT in writing of:

          (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of KGSI or CPTV contained in this Agreement materially untrue or inaccurate,

          (b) any Material Adverse Effect on the Company; and

          (c) any breach of which they have Knowledge by the Company, KGSI or CPTV of any material covenant or agreement contained in this Agreement.

KGSI and CPTV shall cause to be delivered to GT within five days after they are prepared, any financial statements or other financial information that are prepared by KGSI or CPTV on behalf of the Company, all of which financial statements shall be prepared in the ordinary course of business, in accordance with the Company's books and records as disclosed to KGSI and CPTV, and generally accepted accounting principles applied consistently with the manner used in the preparation of the Financial Statements, and shall to the Knowledge of KGSI and CPTV fairly present the financial position of the Company as of their respective dates and the results of the Company's operations for the periods then ended.

     5.2 Maintenance of Business. During the period from the date of this Agreement until the Release Date, KGSI and CPTV shall use their best efforts to cause the Company to use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If KGSI or CPTV becomes aware of any deterioration in the relationship with any customer, supplier or key employee of the Company, they will promptly bring such information to the attention of GT in writing and will exert their best efforts and will cause the Company to exert its best efforts, to restore the relationship.

     5.3 Certificate of Designations. KGSI and CPTV shall use their best efforts to ensure that Company's Certificate of Incorporation is amended, and that all other corporate and stockholder actions are taken, to provide for the authorization and issuance of the Series B Preferred.

     5.4 Conduct of Business. During the period from the date of this Agreement until the Release Date, neither KGSI nor CPTV (nor any designee of theirs who is an officer or director of the Company) will, without the prior consent of GT, take or fail to take any action that, to the Knowledge of KGSI and CPTV, will cause the Company not to continue to conduct its business and maintain its business relationships in the ordinary and usual course, and, without the prior consent of GT, neither KGSI nor CPTV (nor any designee of theirs who is an officer or director of the Company) will take any action to permit the Company to:

          (a) borrow any money or otherwise become liable in respect of any Indebtedness, except GT Required Advances;

          (b) establish any material new business activity not directly related to and reasonably necessary for development and completion of the products currently under development by the Company;

          (c) make any material change in the nature and scope of its business as currently conducted;

          (d) enter into any material transaction not in the ordinary course of its business;

          (e) encumber or permit any of its assets to be encumbered in any material respect;

          (f) dispose of any material amount of its assets or good will except for dispositions of assets in the ordinary course of business consistent with past practice;

          (g) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (h) fail to maintain the Company's equipment and other assets in good working condition and repair in all material respects according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (i) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant, except customary salary increases on the anniversary date of hire of an employee (not including officers) in the ordinary course of business consistent with past practice or enter into or vary the terms of any employment, consulting, or severance agreement with any such person, pay any severance or termination pay, grant any stock option or issue any restricted stock, or enter into or modify any agreement or Employee Benefit Plan (except as required by law) or increase benefits payable to employees of the Company;

          (j) change its accounting methods except to the extent the parties agree that a change of accounting method is appropriate and can be accomplished in accordance with applicable rules and regulations;

          (k) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and which are not material in amount or effect;

          (l) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

          (m) waive or release any material right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

          (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding security;

          (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class affecting any other of its securities;

          (p) pay, discharge or satisfy any material amount of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred after the date hereof in the ordinary course of business and consistent with past practice; provided, however that no Affiliate Indebtedness shall be repaid or satisfied;

          (q) merge, consolidate or reorganize with or acquire any entity, or otherwise create any subsidiary;

          (r) amend its Certificate of Incorporation or Bylaws, except as is necessary to authorize the issuance of the Series B Preferred;

          (s) license any Company IP Rights;

          (t) agree to any audit assessment by any Tax authority;

          (u) change any insurance coverage or issue any certificates of insurance in any material respect;

          (v) propose or agree to any  increase in benefits  under any  Employee
Benefit Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any such plan;

          (w) pay any dividends on its capital stock or make any distributions to its stockholders;

          (x) enter into any transactions with KGSI, CPTV, any of their respective directors, officers, employees or agents, McKenna, Lanning or any of their respective Affiliates, other than Indebtedness incurred pursuant to the GT Required Advances or as otherwise contemplated herein or in any of the Transaction Documents;

          (y) terminate the employment of McKenna or Lanning, which employment shall be continued on substantially the same terms as set forth in their employment agreements that are currently in effect until the Release Date, or of any other key employee of the Company;

          (z) change the membership of the Company's Board of Directors; or

          (aa) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.4.

     5.5 Regulatory Approvals. KGSI and CPTV will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be required in connection with the consummation of the transactions contemplated by this Agreement. KGSI and CPTV will, and will use their best efforts to cause the Company to, use their respective best efforts to promptly obtain all such authorizations, approvals and consents.

     5.6 Necessary Consents. During the period from the date of this Agreement until the Release Date, KGSI and CPTV will use their best efforts to, and will use their best efforts to cause the Company to use its best efforts to, obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in
          Section 5.5 to facilitate the consummation of the transactions contemplated hereby.

     5.7 Access to Information. (a) KGSI and CPTV will allow GT and its agents full access to the files, books, records and offices of the Company that are under their control, and neither KGSI nor CPTV will take any action to prevent the Company from allowing GT and its agents full access to any other files, books, records and offices of the Company. Such access shall include, without limitation, access to any and all information relating to the Company's Indebtedness, Taxes, contracts, leases, licenses and real, personal and intangible property and financial condition including, without limitation, any transactions between KGSI, CPTV or any of their respective affiliates, on the one hand, and the Company on the other hand. KGSI and CPTV shall promptly provide, and neither KGSI nor CPTV shall take any action to prevent the Company from promptly providing, copies of any such files, books, records or information that GT or its agents shall request, at GT's expense.

          (b) KGSI and CPTV will use their best efforts to cause the Company's accountants to cooperate with GT and its agents in making available to GT all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Returns and financial statements prepared or audited by such accountants.

     5.8 Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the Release Date, KGSI and CPTV will use their best efforts to, and will use their best efforts to cause the Company to use its best efforts to, satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 9 and each of the Conditions Subsequent, and KGSI and CPTV will use their best efforts to cause the transactions contemplated by this Agreement and the other Transaction Documents to be consummated.

     5.9 No Other Negotiations. From and after the date of this Agreement until the Release Date, KGSI and CPTV shall not, and shall use their best efforts to ensure that the Company shall not:

          (a) solicit, initiate discussions or engage in negotiations with any Person (whether such negotiations are initiated by KGSI or CPTV or otherwise), or take any other action intended or designed to facilitate the efforts of any Person other than GT, relating to the possible acquisition of the Series B Shares (whether by way of merger, purchase of capital stock, purchase of assets, recapitalization or otherwise) or any other shares of the Company's capital stock or any portion of the Company's assets (with any such efforts by any such Person, including a firm proposal to make such an acquisition, to be referred to herein as "Acquisition Proposal");

          (b) provide non-public information with respect to the Company to any Person, other than GT (except to the extent necessary to comply with a rule or regulation of a Governmental Entity or to the extent necessary, but only to such extent, for CPTV to comply with its reporting obligations under the securities laws); or

          (c) enter into an agreement with any Person, other than GT, providing for a possible Acquisition Proposal.

If KGSI or CPTV receives any unsolicited offer or proposal relating to an Acquisition Proposal, KGSI and CPTV shall immediately notify GT thereof, including information as to the identity of the Person making such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     5.10 Review of Proxy Materials. KGSI and CPTV shall:

          (a) allow two days for GT to review and recommend changes in all proxy or related materials to be sent to the SEC or the shareholders of CPTV in connection with such shareholders' authorization and approval of the transactions contemplated by this Agreement (the "Shareholder Meeting Materials"), and KGSI and CPTV shall not unreasonably refuse to make such changes (although GT acknowledges that with respect to the Shareholder Meeting Material, CPTV retains ultimate discretion); and

          (b) promptly provide GT with copies of any correspondence received from the SEC sent in connection with the SEC's review of the Shareholder Meeting Material, and promptly inform GT of the contents of any discussions held with the SEC with respect to such matters.

     5.11 Conduct of Shareholder Meeting. CPTV shall use its best efforts to file the Shareholder Meeting Material with the SEC by September 30, 1996 (to the extent any such filing is required). CPTV shall respond promptly to any comments it receives from the SEC on any materials filed therewith, and shall deliver definitive Shareholder Meeting Materials to its shareholders as soon as practicable thereafter. CPTV shall use its best efforts to cause the shareholders meeting at which the vote to approve or disapprove the transactions contemplated hereby to occur no later than December 1, 1996.

     5.12 GT and Company Cooperation; Indemnity With Respect to Shareholder Meeting Material. GT shall promptly cooperate with CPTV in supplying information and other data to be included in the Shareholder Meeting Material as soon as reasonably possible after any request therefor.

          (a) Indemnification by GT. GT agrees to indemnify and hold harmless, to the full extent permitted by law, KGSI and CPTV, their officers, directors, stockholders, employees, affiliates, attorneys, accountants, agents and controlling persons, against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in any Shareholder Meeting Material, or any omission to state therein a material fact necessary to make the statements therein not misleading, or any violation or alleged violation by GT of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rules or regulations promulgated thereunder, or any state securities laws in connection therewith, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by GT to KGSI and CPTV specifically for inclusion therein.

          (b) Indemnification by KGSI and CPTV. KGSI and CPTV agree to indemnify and hold harmless, to the full extent permitted by law, GT, its officers, directors, stockholders, employees, affiliates, attorneys, accountants, agents and controlling persons, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in any Shareholder Meeting Material, or any omission to state therein a material fact necessary to make the statements therein not misleading, or any violation or alleged violation by the KGSI or CPTV of the Securities Exchange Act, any rules or regulations promulgated thereunder, or any state securities laws in connection therewith, except insofar as the same are caused by or contained in any information furnished in writing to KGSI or CPTV by GT expressly for use therein.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 5.12 will

               (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and

               (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice;

provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless:

                    (A) the  indemnifying  party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or

                    (B) in the  reasonable  judgment of any such  Person,  based upon a written opinion of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).

The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim.

     5.13 Certificate as to Affiliate Indebtedness. At the Closing, KGSI and CPTV shall deliver to GT a certificate (the "Affiliate Indebtedness Certificate"), signed by the Chief Executive Officer and Chief Financial Officer of each of KGSI and CPTV, describing in reasonable detail all outstanding items of Affiliate Indebtedness and setting forth the total amount of Affiliate Indebtedness as of the Closing Date, and attaching true and complete copies of all promissory notes, certificates, instruments, guarantees, agreements or other documents representing or evidencing such Affiliate Indebtedness. Neither CPTV nor KGSI warrants the amount or collectibility of the Affiliate Indebtedness set forth on such Certificate.

     5.14 Non-Solicitation. For period of three years from the Release Date (the "Restricted Period"), neither KGSI, CPTV, any Officer or any Affiliate of KGSI or CPTV or any Officer (collectively, the "Restricted Parties") shall:

          (a) induce or attempt to induce any Person which at that time is an employee of the Company, GT or any of their respective Affiliates to leave the employ of the Company, GT or such affiliate, as the case may be, or in any way interfere with the relationship between the Company, GT or any of their respective Affiliates and any of their respective employees,

          (b) hire directly or through another entity any Person who was an employee of the Company, GT or any of their respective Affiliates at any time during the Restricted Period, or

          (c) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, GT or any of their respective Affiliates to cease doing business with the Company, GT or such Affiliate, as the case may be, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, GT or such Affiliate, as the case may be.

If, at the time of enforcement of this Section 5.14, a court shall hold that the duration or scope provided for in this Section 5.14 is unreasonable, the parties agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope.

     5.15 KGSI/CPTV Confidential Information. KGSI and CPTV acknowledge that the information, observations, management and production procedures and systems, and data obtained by the Restricted Parties, whether prior or subsequent to the date hereof, concerning the business or affairs of the Company ("KGSI/CPTV Confidential Information") are the property of the Company (excluding information that is in the public domain through no fault of KGSI or CPTV or any of their Affiliates). Without limiting the foregoing, KGSI/CPTV Confidential Information includes any and all compression algorithms, proprietary game engines and underlying source code, productivity systems and cross-platform development tools and underlying software code, underlying software code, cross-platform compilers, middleware software code, characters, settings, stories, themes and artwork and "look and feel". Therefore, KGSI and CPTV agree that, from the date of this Agreement until the Release Date in any event, and from the Release Date and thereafter if all the Conditions Subsequent have been fulfilled on the Release Date, they shall not, and that they shall use their best efforts to cause the other Restricted Parties not to, disclose to any unauthorized person or use for their own account any KGSI/CPTV Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of a Restricted Party's acts or omissions to act, or unless a Restricted Party is required by law to disclose the KGSI/CPTV Confidential Information. KGSI and CPTV shall, and shall cause the other Restricted Parties to, deliver to the Company at the Release Date if all Conditions Subsequent have been fulfilled or at any other time the Company may request, all memoranda, files, notes, plans, records, drawings, reports and other documents (and copies thereof), whether written or electronic, and any equipment, computer programs and data bases relating to the KGSI/CPTV Confidential Information or the business of the Company which they may then possess or have under their control.

     5.16 Injunctive Relief. KGSI and CPTV acknowledge and agree that it is fair and reasonable in order to protect the operations, assets and reputation of the Company that they make all of the covenants set forth in Sections 5.14 and 5.15 of this Agreement. Furthermore, they acknowledge and agree that if they breach or violate any of the applicable covenants set forth in Sections 5.14 or 5.15 of this Agreement the Company will suffer irreparable injury and that money damages (which may or may not be available in any particular case) will not provide an adequate remedy to the Company. Accordingly, KGSI and CPTV agree that the Company shall be entitled, without the posting of any bond or proving that monetary damages would be inadequate, to an injunction or injunctions to prevent breaches of the covenants contained in Sections 5.14 and 5.15 of this Agreement and to enforce specifically such covenants, in addition to any other remedy to which the Company may be entitled at law or in equity.

     5.17 Loan and Security Agreement; September 1994 Agreements. (a) Neither KGSI nor CPTV nor any of their respective Affiliates shall take any action or exercise any of their rights under the Loan and Security Agreement or the September 1994 Agreements (i) from the date this Agreement is signed until the Release Date in any event, or (ii) after the Release Date if all the Conditions Subsequent have been fulfilled by the Release Date, in either case without the prior written consent of GT. Notwithstanding anything else in this Agreement to the contrary, however, if all the Conditions Subsequent have not been fulfilled on the Release Date, KGSI and CPTV shall be free to take any action or exercise any of their rights under the Loan and Security Agreement or the September 1994 Agreements as if this Agreement had never been signed.

          (b) KGSI and CPTV shall use their best efforts to ensure that McKenna and Lanning shall continue to be employed by the Company on substantially the same terms as are set forth in their employment agreements with the Company that are currently in effect; provided that McKenna and Lanning shall have entered into the acknowledgment and waiver contemplated by Section 8.11.

     5.18 Special Indemnity Agreement. At the Closing, KGSI and CPTV will execute the Special Indemnity Agreement.

     5.19 Management of Company. GT, KGSI and CPTV agree that from and after the date of this Agreement until the Release Date, GT shall have no rights or duties with respect to the management of the Company other than those that are expressly set forth in Section 6.1.

     5.20 Failure to Obtain Shareholder Approval. If this Agreement terminates for any of the reasons set forth in Section 10.1, the parties acknowledge that it is their intention that at the time of such termination CPTV and KGSI be placed in the same position with respect to the Company and KGSI's ownership of the Series A Preferred (as to which redemption has been demanded), the Class A Common and Class B Common, the September 1994 Agreements (which KGSI claims are in default), and the Loan and Security Agreement, all in accordance with their respective terms, with no waivers of rights of any kind or Encumbrances other than the unsecured obligation to repay the GT Required Advances in accordance with their terms.

     5.21 Payment of Rent. KGSI and CPTV will cause Alexandria to pay promptly upon receipt from GT of GT Required Advances pursuant to Sections 6.1(a)(ii), (iii) and (iv) the amounts owed to the obligees under the Loans and Leases for which such advances were made.

     5.22 Assignment of Equipment and Development Tools. KGSI and CPTV will, and will cause Alexandria and each of their other Affiliates to, enter into the Bill of Sale and Assignment in substantially the form attached hereto as Exhibit 5.22 (the "Bill of Sale"), pursuant to which each such Person shall assign to GT, for no additional consideration and free and clear of all Encumbrances, all right title and interest such Person may have in all (i) computer equipment, (ii) printers, (iii) telephone systems and equipment, (iv) development tools, including, without limitation, Pisces and Fish, Gemini and Twin, (iv) patents and patent applications, including, without limitation, any patents or patent applications for GameSpeak, and (v) office furniture and fixtures, office supplies or other property owned by such Person that is currently located in the Company's premises in California or has been used in the Company's operations, product development or in connection with its corporate or financial record keeping whether at the Company's premises in California, in Denver, Colorado or elsewhere, regardless of whether such property described in clauses (i) through (v) above is currently leased by the Company or used by or on behalf of the Company pursuant to some other arrangement, such assignment to become effective on the Release Date if all the Conditions Subsequent have been fulfilled. KGSI and CPTV agree that they will not sell, transfer, convey, lease, assign or dispose of the equipment and development tools as described in this Section from the date of this Agreement to the Release Date. KGSI and CPTV will deliver any property covered by this Section 5.22 to such locations as GT shall reasonably request at GT's sole cost and expense.

     5.23 Use of Promotional and Advertising Material. From the date of this Agreement until the Release Date in any event, and from the Release Date and thereafter if all the Conditions Subsequent have been fulfilled on the Release Date, neither KGSI, CPTV nor any Officer shall make use of any promotional, advertising or other material about the Company, McKenna or Lanning, whether such material is written, on videotape, or in some other medium, without the express written consent of the Company.

     5.24 Software Development Agreement. From the date of this Agreement until the Release Date in any event, and from the Release Date and thereafter if all the Conditions Subsequent have been fulfilled on the Release Date, KGSI and CPTV shall waive, and they shall cause Alexandria and any of their other Affiliates to waive, any and all rights that they might have, including, without limitation, any right to receive any fees, royalties or licensing fees, and the right to require the Company to obtain written permissions under the Software Development Agreement dated April 3, 1995 between the Company and Alexandria (the "Software Development Agreement").

6.   COVENANTS OF GT

     6.1 Advances to the Company. (a) From and after August 16, 1996, and until the Release Date, GT will loan or otherwise advance to or on behalf of the Company amounts on an unsecured basis (the "GT Required Advances") necessary to pay the Company's expenses which are incurred on or after August 16, 1996 and before November 30, 1996 in an amount of not more than $625,000 in the aggregate (at the rate of approximately $250,000 per month). At the Closing, the Company shall execute and deliver to GT a promissory note (the "Promissory Note"), in substantially the form of Exhibit 6.1(i) hereto, to evidence the Company's obligation to repay such GT Required Advances. Notwithstanding anything else in this Agreement to the contrary, GT shall not be obligated to advance any sums to the Company unless GT shall have approved in advance the expenditures for which such advances are made, and no invoice shall be paid unless GT has approved such payment; provided, however, that GT shall not refuse to advance funds in a timely manner for the following: (i) normal payroll expenses payable in the ordinary course of business consistent with past practice and at current rates (including executive salaries only to McKenna, Lanning and Maurice Konkle), (ii) 100% of all lease payments to the Oddworld/Alexandria landlord, (iii) 100% of all payments due on the BankOne promissory note for the loan used to purchase equipment used by the Company, (iv) 100% of all equipment lease rental payments owed to Alexandria for the equipment the Company rents from Alexandria, (v) normal operating expenses incurred in the ordinary course of business consistent with past practice, and (vi) any out-of-pocket costs incurred at CPTV's Denver office directly attributable to the Company's bookkeeping or accounting. Any amounts advanced pursuant to Clauses (ii), (iii) and
          (iv) of this Section 6.1 shall be paid directly to the person to which the Company owes such amounts, and GT may make other advances directly to the person to whom the Company owes such amounts, all of which direct payments shall constitute GT Required Advances and shall be reflected on the Promissory Note. To the extent it is reasonably practicable to do so, GT shall submit to the Company's Denver office all GT Required Advances it intends to make in advance, and shall confer with responsible officers and directors of the Company with respect thereto prior to making any such Advance, it being understood and agreed, however, that GT shall have absolute discretion with respect thereto in accordance with the provisions of this Section 6.1. GT shall inform the Company's Denver office of, and shall provide such office with copies of the relevant documentation with respect to, any and all GT Required Advances that are made on a weekly basis. Any GT Required Advances shall bear interest at a rate of 8% per annum, shall be due and payable on the date (the "Maturity Date") that is the earlier of (i) five days after the Release Date, if all the Conditions Subsequent have not been fulfilled, and (ii) December 15, 1996; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next succeeding Business Day, and shall be prepayable at any time and without penalty. GT shall not be obligated to make any such loan or advance unless Gary Magness and Kim Magness shall have executed and delivered to GT an Agreement to Act as Surety or Guaranty in the form of Exhibit 6.1(ii) hereto (the "Surety Agreement"); provided, however, that the obligations of Kim and Gary Magness under the Surety Agreement shall not be effective if all the Conditions Subsequent have been fulfilled on the Release Date. Notwithstanding the limitation of $625,000 provided for in the first sentence of this Section 6.1, GT may loan or otherwise advance to or on behalf of the Company amounts on an unsecured basis in excess of $625,000 in the aggregate, but in no event more than $825,000 in the aggregate; provided, however, that such loans or advances in excess of $625,000 shall not be covered by the Special Indemnity Agreement or the Surety Agreement, and shall not adversely affect any rights or remedies to which KGSI or CPTV is entitled under the Loan and Security Agreement or the September 1994 Agreements.

     6.2 Continuing Access to Books and Records. Following the Closing GT shall use its best efforts to cause the Company to provide CPTV with access to the Company's books and records to the extent necessary or appropriate for CPTV to file all reports with the SEC and other Governmental Entities required of a company subject to the reporting obligations of the Exchange Act, and all Returns.

     6.3 Loan and Security Agreement. Neither GT nor any of its Affiliates shall take any action to waive or otherwise compromise the rights of CPTV or KGSI under the Loan and Security Agreement without the express written consent of CPTV and KGSI. The intention of the parties is to ensure that if all the Conditions Subsequent have not been fulfilled at the Release Date, the Loan and Security Agreement will be released from the Closing Escrow and returned to KGSI, and KGSI will have its full rights thereunder as though such escrow had never been established. To the extent any action by McKenna, Lanning or the Company is necessary to ensure this occurs as contemplated herein, GT will cooperate with KGSI in all reasonable ways to cause McKenna, Lanning or the Company to take such action.

     6.4 Assumption of Liabilities. GT will cooperate in any reasonable request of KGSI and CPTV, and will use its best efforts to cause KGSI and CPTV, to be relieved of any obligations and liabilities they may have as guarantors or obligors of or under the Loans and Leases. If reasonably required by the obligee of any such Loan or Lease, GT will on the Release Date, if all the Conditions Subsequent have been fulfilled, assume in a writing reasonably satisfactory to GT, KGSI, CPTV and Alexandria, all such obligations and liabilities as a guarantor. GT will use its best efforts to cause the Company to assume, at the Release Date if all the Conditions Subsequent have all been fulfilled, any and all obligations of Alexandria under any of the Loans and Leases. At the Release Date, if all the Conditions Subsequent have been fulfilled, GT will use its best efforts to cause the Company to become sublessee as to 100% of the office lease with Peter Hilf (the "Office Lease"), if the Company is unable to assume such Office Lease. In the event that any Loan or Lease requires the consent of the obligee thereof in order to assign such Loan or Lease and GT and the Company shall fail to obtain such consent, KGSI and CPTV will cause Alexandria to use its best efforts to provide the benefits of such Loan or Lease to the Company and GT on commercially reasonable terms. At the Release Date, if all the Conditions Subsequent have been fulfilled, GT will either (x) (A) cause the collateral held with respect to the Loans and Leases, as set forth on
          Schedule 3.33, to be released to CPTV, KGSI or Alexandria, as the case may be, or (B) arrange to have payment of the cash value of such collateral made to CPTV, KGSI or Alexandria, as the case may be, and
          (y) indemnify CPTV, KGSI and Alexandria pursuant to Section 11.3(b).

     6.5 Shareholder Approval. GT will not impede, directly or indirectly, CPTV's efforts to obtain the Shareholder Approval, and will not from the date hereof until the Release Date, discuss any matters regarding CPTV with any shareholder of CPTV or the representatives of any such shareholder. GT will refer all such inquiries to CPTV.

     6.6 Purchase of CPTV Stock. From the date of this Agreement and for three years thereafter GT will not purchase any shares of the common stock of CPTV.

     6.7 GT Confidential Information. GT acknowledges that the information, observations, management and production procedures and systems, and data obtained by GT, its directors, officers, employees, agents and their respective Affiliates (the "GT Restricted Parties"), whether prior or subsequent to the date hereof, concerning the business or affairs of the Company ("GT Confidential Information") are the property of the Company (excluding information that is in the public domain through no fault of GT or any of its Affiliates). Without limiting the foregoing, GT Confidential Information includes any and all compression algorithms, proprietary game engines and underlying source code, productivity systems and cross-platform development tools and underlying software code, underlying software code, cross-platform compilers, middleware software code, characters, settings, stories, themes and artwork and "look and feel". Therefore, GT agrees that, from the date of this Agreement until the Release Date in any event, and from the Release Date and thereafter if the all the Conditions Subsequent have not been fulfilled on the Release Date, it shall not, and that it shall use its best efforts to cause the GT Restricted Parties not to, disclose to any unauthorized person or use for their own account any GT Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of a GT Restricted Party's acts or omissions to act, or unless a GT Restricted Party is required by law to disclose the GT Confidential Information. If all the Conditions Subsequent have not been fulfilled, GT shall, and shall cause its Affiliates to, deliver to the Company at the Release Date or at any other time the Company may request, all memoranda, files, notes, plans, records, drawings, reports and other documents (and copies thereof), whether written or electronic, and any equipment, computer programs and data bases relating to the Confidential Information or the business of the Company which they may then possess or have under their control.

          6.8 Option to Purchase. GT will grant to KGSI an option to purchase all computers (other than the computer on which the Company's accounting records are maintained), printers, file cabinets and fax machines owned by Alexandria and located in CPTV's headquarters in Denver, Colorado, for a purchase price in cash equal to the net book value thereof as reflected on CPTV's consolidated financial statements prepared in accordance with generally accepted accounting principles, such option to be exercised by delivery of written notice to the Company within 30 days after the Release Date, assuming all the Conditions Subsequent have been fulfilled.

7.   CLOSING

          7.1 The Closing. Subject to the termination of this Agreement as provided in Section 10, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, on or before September 13, 1996 unless another place, time and date is mutually selected by GT and KGSI. The date on which the Closing is held is referred to in this Agreement as the "Closing Date." As used herein, "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are authorized or required to be closed in New York, New York.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF KGSI AND CPTV

     The obligations of KGSI and CPTV hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by both KGSI and CPTV, but only in a writing signed by both and KGSI and CPTV):

     8.1 Accuracy of Representations and Warranties. The representations and warranties of GT set forth in this Agreement, any Schedule or Exhibit attached hereto, or any certificate delivered pursuant hereto, shall be deemed repeated again at and as of the Closing, and shall then be true and accurate in all material respects.

     8.2 Covenants. GT shall have performed and complied in all material respects with all covenants and obligations required to be performed by it under this Agreement on or before the Closing.

     8.3 Update Certificate. GT shall have deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a certificate, dated the Closing Date, addressed to KGSI and CPTV and signed by GT's Chief Executive Officer, to the effect that the matters set forth in Sections 8.1 and 8.2 above are true.

     8.4 Compliance with Law. No order, decree or ruling by any governmental agency shall have been issued, or threatened in writing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which remains in effect and which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.5 Government Consents. All material permits or authorizations of regulatory authorities required to consummate the transactions contemplated hereby, including, without limitation, any requirements under applicable federal and state securities laws shall have been obtained.

     8.6 Opinion of GT's Counsel. GT shall have deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a favorable opinion of Kramer, Levin, Naftalis & Frankel, counsel to GT, as to the matters set forth in Exhibit 8.6 hereto, addressed to KGSI and CPTV.

     8.7 No Legal Action. No temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect.

     8.8 General Releases. (i) The Company, Lanning and McKenna shall have executed a general release in favor of KGSI, CPTV, Alexandria and Gary Vickers and any of their respective Affiliates, in substantially the form attached hereto as Exhibit 8.8, and (ii) GT shall have executed a general release in favor of KGSI, CPTV, Alexandria and Gary Vickers and any of their respective Affiliates in substantially the form attached hereto as Exhibit 8.8(ii), and such releases shall have been deposited with the Closing Escrow Agent pursuant to the Closing Escrow Agreement.

     8.9 Other Agreements. Each of the other Transaction Documents shall have been executed and delivered by all parties thereunder. The closings under the Share Exchange Agreement and the Stock Issuance Agreement shall occur simultaneously with the Closing hereunder.

     8.10 Deposit of All Escrow Items. All items required to be deposited in any escrow account pursuant to the terms of this Agreement, the Share Exchange Agreement, the Stock Issuance Agreement or any of the Escrow Agreements shall have been so deposited.

     8.11 September 1994 Agreements. KGSI and CPTV shall have received, from each of the Company, McKenna and Lanning, an acknowledgment and waiver in form and substance reasonably satisfactory to KGSI and CPTV, in which each of the Company, McKenna and Lanning shall agree as follows:
          (i) that they will not take any action or exercise any rights that may be available to them under the September 1994 Agreements or the Loan and Security Agreement (w) from the date this Agreement is signed until the Release Date in any event, or (x) after the Release Date, if all the Conditions Subsequent have been fulfilled on the Release Date,
          (ii) that they acknowledge that by entering into this Agreement neither KGSI nor CPTV is giving up any of its rights under the September 1994 Agreements or the Loan and Security Agreement, except that KGSI and CPTV are agreeing not to take any action or exercise any rights available to them under the September 1994 Agreements or the Loan and Security Agreement (y) from the date this Agreement is signed until the Release Date in any event, or (z) after the Release Date if all the Conditions Subsequent are fulfilled on the Release Date, and
          (iii) that, if all the Conditions Subsequent have not been fulfilled on the Release Date, each of KGSI, CPTV, the Company, McKenna and Lanning shall be free to take any and all actions and to exercise any and all rights that may be available to them under the September 1994 Agreements or the Loan and Security Agreement as if this Agreement had never been signed.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF GT

     The obligations of GT hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by GT, but only in a writing signed by GT):

     9.1 Accuracy of Representations and Warranties. The representations and warranties of KGSI and CPTV set forth in this Agreement, any Schedule or Exhibit attached hereto, or any certificate delivered pursuant hereto, shall be true and accurate at the time of the Closing with the same force and effect as if they had been made at the Closing.

     9.2 Covenants. Each of KGSI and CPTV shall have performed and complied in all material respects with all covenants and obligations required to be performed by it under this Agreement on or before the Closing.

     9.3 Absence of Material Adverse Effect. There shall not have been any event that has caused or is reasonably likely to result in any Material Adverse Effect since the Balance Sheet Date in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Company.

     9.4 Closing Update Certificate. KGSI and CPTV shall have deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a certificate, dated the Closing Date, addressed to GT and signed by the Chief Executive Officer of each of KGSI and CPTV, to the effect that the matters set forth in Sections 9.1, 9.2 and 9.3 above are true.

     9.5 Release Date Update Certificate. KGSI and CPTV shall have delivered to the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a certificate (Tthe "Release Date Update Certificate"), dated the Release Date, signed by the Chief Executive Officer of each of KGSI and CPTV, to the effect that (i) the representations and warranties of KGSI and CPTV set forth in this Agreement, any Schedule or Exhibit attached hereto, or any certificate delivered pursuant hereto, shall be true and accurate in all material respects at the Release Date with the same force and effect as if they had been made at the Release Date, and (ii) KGSI and CPTV shall have performed and complied in all material respects with all covenants and obligations required to be performed by them under this Agreement on or before the Release Date.

     9.6 Compliance with Law. No order, decree or ruling by any governmental agency shall have been issued, or threatened in writing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which remains in effect and which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.7 Government Consents. All material permits or authorizations of regulatory authorities required to consummate the transactions contemplated hereby, including, without limitation, any requirements under applicable federal and state securities laws (other than with respect to the Shareholder Meeting Material) shall have been obtained.

     9.8 Opinions of Counsel. KGSI and CPTV shall have deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a favorable opinion or opinions of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, counsel to KGSI and CPTV as to the matters set forth in Exhibit 9.8 hereto, addressed to GT.

     9.9 No Legal Action. No temporary restraining order, preliminary or permanent injunction or other order that would prevent the consummation of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     9.10 Affiliate Indebtedness and Affiliate Indebtedness Certificate. KGSI and CPTV shall have deposited the Affiliate Indebtedness and the Affiliate Indebtedness Certificate with the Closing Escrow Agent to be held pursuant to the Closing Escrow Agreement.

     9.11 Closing Liabilities Certificate. KGSI and CPTV shall have deposited the Closing Liabilities Schedule with the Closing Escrow Agent to be held pursuant to the Closing Escrow Agreement.

     9.12 FIRPTA Certificate. Sellers shall have deposited with the Closing Escrow Agent to be held pursuant to the Closing Escrow Agreement an affidavit in form and substance reasonably satisfactory to GT, duly executed and acknowledged, certifying facts that would exempt the transactions contemplated hereby from the provisions of the Foreign Investors Real Property Tax Act. If Sellers do not provide satisfactory certification, GT shall withhold amounts required to be withheld from Sellers pursuant to Section 1445 of the Code.

     9.13 Deposit of All Escrow Items. All items required to be deposited in any escrow account pursuant to the terms of this Agreement, the Share Exchange Agreement, the Stock Issuance Agreement or any of the Escrow Agreements shall have been so deposited.

     9.14 Loan and Security Agreement. The Loan and Security Agreement and the release of all liens thereunder, shall have been deposited with the Closing Escrow Agent, to be held pursuant to the Closing Escrow Agreement, with an amendment thereto or termination thereof, as required by GT, such amendment or termination to become effective on the later of the Release Date or the release of the Purchase Price to KGSI pursuant to the Purchase Price Escrow Agreement.

     9.15 General Releases. (a) KGSI, CPTV and Alexandria shall have executed a general release in favor of GT, the Company, McKenna and Lanning and any of their respective Affiliates in substantially the form attached hereto as Exhibit 9.15(i) and (b) Gary Vickers shall have executed a general release in favor of GT, the Company, McKenna and Lanning and any of their respective Affiliates in substantially the form attached hereto as Exhibit 9.15(ii), and such releases have been deposited with the Closing Escrow Agent pursuant to the Closing Escrow Agreement.

     9.16 The Surety Agreement. Kim and Gary Magness shall have executed and delivered the Surety Agreement to GT.

     9.17 Special Indemnity Agreement. KGSI, CPTV and GT shall have executed and delivered a special indemnity agreement (the "Special Indemnity Agreement"), pursuant to which KGSI and CPTV shall indemnify and hold GT harmless from and against any failure of the Company to meet its repayment obligations under the Promissory Note, but only in the event all the Conditions Subsequent are not fulfilled by the Release Date, in substantially the form attached hereto as Exhibit 9.17.

     9.18 Confidentiality Agreement. Gary Vickers and the Company shall have executed and delivered an agreement (the "Confidentiality Agreement") regarding (i) the protection of proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services he has performed for the Company, (ii) that all such Intellectual Property Rights are works made for hire and that the Company is the author and owner of all such rights under the Copyright Act of 1976, as amended, in substantially the form attached hereto as
          Exhibit 9.18.

     9.19 Bill of Sale and Assignment. The Bill of Sale and Assignment shall have been executed by all the parties thereto, and KGSI and CPTV shall deposit such Bill of Sale and Assignment with the Closing Escrow Agent to be held pursuant to the Closing Escrow Agreement.

     9.20 Resignation and Indemnity Agreements. Each of Gary Vickers and William Gladstone shall have executed and deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, a resignation and indemnity agreement (collectively, the "Resignation and Indemnity Agreements") in substantially the form of Exhibit 9.20 hereto.

     9.21 Consent to Appointment. Each of McKenna and Lanning shall have executed and deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, an undated Unanimous Written Consent by the Stockholders of the Company, in form and substance reasonably satisfactory to GT, pursuant to which Harry Rubin and Chris Garske shall be appointed as directors of the Company, effective on the Release Date assuming the Conditions Subsequent have been fulfilled.

     9.22 Assignment of Allocated Salary. Gary Vickers shall have executed and deposited with the Closing Escrow Agent, to be held in escrow pursuant to the Closing Escrow Agreement, an assignment of any and all amounts owing to him that are reflected on the books of the Company.

10.      TERMINATION OF AGREEMENT

     10.1 Termination. This Agreement may be terminated at any time prior to the day the Shareholder Approval is obtained:

          (a) by mutual agreement of KGSI and GT;

          (b) by GT or KGSI if the Shareholder Approval shall not have been obtained on or before December 1, 1996 unless the Shareholder Meeting Materials have been reviewed and approved by the SEC by December 1, 1996, in which case by GT or KGSI if the Shareholder Approval shall not have been obtained on or before December 15, 1996; or

          (c) by GT or KGSI, if a permanent injunction or other order by any Federal or state court that would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated hereby shall have been issued and become final and nonappealable.

     10.2 Notice of Termination. Any termination of this Agreement under Section
          10.1 will be effective by the delivery of written notice of the terminating party to the other parties hereto.

         10.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Section 10, this Agreement shall be of no further force and effect (except as provided in Section 11) and nothing herein shall relieve any party from liability for any breach of this Agreement. Specifically, and without limiting the previous sentence: all items held in escrow pursuant to the Closing Escrow Agreement, the Purchase Price Escrow Agreement and the Holdback Escrow Agreement shall be released from those escrows pursuant to the terms of those agreements.

11.  INDEMNITY

     11.1 Survival; Indemnity. (a) The representations and warranties of the parties set forth in this Agreement, any Schedule or Exhibit attached hereto or any certificate delivered pursuant hereto shall survive the Closing and the Release Date and any investigation made by or on behalf of any party hereto for a period of two years.

          (b) No party shall have any claim or right of recovery for any breach of a representation or warranty or covenant or agreement unless (x) written notice is given in good faith by that party to the other party of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought, setting forth in reasonable detail the specific breach of the representation, warranty, covenant or agreement, the amount of the claim being made and the basis for that amount and (y) in the case of any representation, warranty, covenant or agreement for which the last date of the survival thereof is specified in the preceding sentence, such notice is given prior to such date.

          (c) The indemnities given in this Section 11 and in Section 5.12 shall survive the Closing, the Release Date or any termination of this Agreement.

     11.2 Indemnification by KGSI and CPTV. Each of KGSI and CPTV, jointly and severally, agrees to indemnify GT and its officers, directors, stockholders, employees, Affiliates, attorneys, accountants and agents and the Company (the "GT Parties"), and hold them harmless from, (a) any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against the GT Parties) ("GT Losses") incurred or suffered by the GT Parties arising out of any breach of any representation, warranty, covenant or agreement of KGSI or CPTV set forth in this Agreement, any Schedule or Exhibit hereto or any certificate delivered in connection herewith; provided, however, that neither KGSI nor CPTV shall have any liability under this Section 11.2(a) for any breach of a representation or warranty of Sellers set forth in this Agreement, any Schedule or Exhibit hereto or any certificate delivered in connection herewith, unless the aggregate amount of all GT Losses incurred or suffered by GT Parties arising out of breaches of such representations or warranties exceeds on a cumulative basis $100,000 and then only in the amount of such excess; and provided, further, that neither KGSI nor CPTV shall have any liability under this Section 11.2(a) for GT Losses in excess of an aggregate of $2,000,000 on a cumulative basis arising out of breaches of such representations and warranties; and (b) any liability or obligation of any nature (matured, unmatured, fixed or contingent) of the Company as of August 16, 1996, not listed in the Closing Liabilities Schedule, other than (i) Affiliate Indebtedness, and (ii) any such obligation or liability related to the SGI workstation and related Alias software or with respect to legal fees owed to RMS specifically excluded from the definition of Closing Liabilities pursuant to clauses (i) and (ii), respectively, of Section 2.1(e). GT agrees not to assert any claims for indemnification under this Section
          11.2 prior to the Release Date.

     11.3 Indemnification by GT. GT agrees to indemnify KGSI and CPTV, and their officers, directors, stockholders, employees, Affiliates, attorneys, accountants and agents (the "Seller Parties"), and hold them harmless from, (a) any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against KGSI or CPTV) (the "Seller Losses") incurred or suffered by KGSI or CPTV arising out of any breach of any representation, warranty, covenant or agreement of GT set forth in this Agreement, any Schedule or Exhibit hereto or any certificate delivered in connection herewith; provided, however, that GT shall not have any liability under this Section 11.3(a) for any breach of a representation or warranty of GT set forth in this Agreement, any Schedule or Exhibit hereto or any certificate delivered in connection herewith unless the aggregate amount of all Seller Losses incurred or suffered by Seller Parties arising out of breaches of such representations or warranties exceeds on a cumulative basis $100,000 and then only in the amount of such excess, and provided, further, that GT shall have no liability under this Section 11.3(a) for Seller Losses in excess of an aggregate of $2,000,000 on a cumulative basis for breaches of such representations and warranties; and (b) any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against KGSI, CPTV or Alexandria) incurred by KGSI, CPTV or Alexandria as a result of the Company's or GT's failure to pay or perform any of the obligations under the Loans and Leases, which failure to pay or perform occurs after the Release Date, and only if all the Conditions Subsequent have been met at the Release Date.

     11.4 Procedure for Claims Involving Litigation or Other Proceedings. .0.1 A party seeking indemnification under this Section 11 (an "indemnified party") shall give prompt notice to the party from whom indemnification is sought (the "indemnifying party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request, but no failure to give such notice shall relieve the indemnifying party of any liability hereunder.

          (a) All the parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          (b) The indemnifying party shall not be liable under this Section 11 for any settlement, effected without its consent, which consent shall not be unreasonably withheld, of any claim, action, suit or proceeding in respect of which indemnity may be sought under this Section 11.

          (c) An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Section 11 (whether or not the indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) No settlement which involves injunctive relief or affects the indemnified party shall be settled by the indemnifying party without the prior written consent of the indemnified party.

          11.5 Reimbursement for Undisclosed Affiliate Indebtedness. Notwithstanding any other provision of this Agreement to the contrary, KGSI and CPTV agree that they shall be jointly and severally liable to pay GT promptly on demand an amount in cash equal to the sum of (i) the full outstanding principal amounts of any Affiliate Indebtedness that is not disclosed on the Affiliate Indebtedness Certificate, and
          (ii) the full amounts by which the actual outstanding principal amount at the Closing Date of any Affiliate Indebtedness that is disclosed on Affiliate Indebtedness Certificate exceeds the outstanding principal amount for such Affiliate Indebtedness that is disclosed on such certificate.

     11.6 No Liability for Company Representations. To the extent the Company makes any representations or warranties to GT in any other agreement, certificate, or otherwise, GT agrees and acknowledges that such representations and warranties are not being made by KGSI, CPTV or any officer or director of KGSI or CPTV in his capacity as an officer or director of the Company, regardless of whether such Person is or may be a director, officer or shareholder of the Company.

12.  MISCELLANEOUS

     12.1 Governing Law. The laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state or Federal court located in Delaware. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

     12.2 Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of their rights or obligations hereunder without the prior written consent of the other parties; provided, however, that GT may assign its rights hereunder to any of its Affiliates that assume its obligations hereunder, but no such assignment shall relieve GT of such obligations. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributees and permitted assigns.

     12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of CPTV, but, after such approval, no amendment will be made which by applicable law would require the further approval of the stockholders of CPTV without obtaining such further approval.

     12.7 Expenses. Each of KGSI, CPTV and GT will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby, except that KGSI and CPTV shall pay for any documentary, stamp or other transfer Tax liabilities resulting from the transfer by KGSI to GT of the Series B Shares or the assignment or termination of the Loan and Security Agreement or the security interest granted therein.

     12.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to KGSI or CPTV to:

                           Gary R. Vickers, President
                           Creative Programming and
                             Technology Ventures, Inc.
                           Suite 1100
                           7900 East Union Avenue
                           Denver, Colorado  80237
                           Tel:     303-694-5324
                           Fax:     303-694-5326

                  With a copy to:

                           Herrick K. Lidstone, Jr., Esq.
                           Friedlob Sanderson Raskin Paulson
                             & Tourtillott, LLC
                           1400 Glenarm Place, Suite 300
                           Denver, Colorado  80202
                           Tel:     303-571-1400
                           Fax:     303-595-3159

                  And if to GT to:

                           GT Interactive Software Corp.
                           16 East 40th Street
                           New York, New York  10016
                           Attention:  Harry Rubin
                           Tel:      (212) 726-6500
                           Fax:     (212) 679-6850

                  With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  David P. Levin
                           Tel:     (212) 715-1000
                           Fax:     (212) 715-8000

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the Business Day following dispatch, and (d) in the case of mailing, on the third Business Day following such mailing.

     12.9 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section, a Schedule or an Exhibit will mean a Section in, or a Schedule or Exhibit to, this Agreement unless otherwise explicitly set forth. The use of the word "including" shall mean "without limitation." The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.10Further Assurances. Each party agrees to cooperate fully with the other parties and to take all such further action and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party hereto to evidence and reflect the transactions described herein and in the other Transaction Documents and contemplated hereby or thereby and to carry out and fully effectuate the intent and purposes of this Agreement and the other Transaction Documents.

     12.11Absence of Third Party Beneficiary Rights. Except for Section 11, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.12Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the covenants contained in this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled (without posting any bond or proving that monetary damages would not be adequate) to an injunction or injunctions to prevent breaches of the covenants contained in this Agreement and to enforce specifically this Agreement and the covenants herein, in addition to any other remedy to which such other parties may be entitled at law or in equity.

     12.13Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, which consent shall not be unreasonably withheld, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

     12.14Entire  Agreement.   This  Agreement,  the  Exhibits  hereto  and  the
          documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.




GT INTERACTIVE SOFTWARE CORP.                        KG SQUARED, INC.


By:__________________________               By:
     Name:  Ronald Chaimowitz                      Name:
     Title: President and CEO                      Title:




CREATIVE PROGRAMMING AND
TECHNOLOGY VENTURES, INC.



By:__________________________
     Name:
     Title:


                                              TABLE OF CONTENTS

                                                                                                  Page


1.   DEFINITIONS...................................................................................  2

2.   PURCHASE AND SALE.............................................................................  8
     2.1      Purchase and Sale of KGSI Ownership Interest.........................................  8
     2.2      Conditions Subsequent................................................................ 10
     2.3      Release of Escrow.................................................................... 11

3.   REPRESENTATIONS AND WARRANTIES OF KGSI AND CPTV............................................... 11
     3.1      Organization; Good Standing; Qualification and Power................................. 12
     3.2      Capital Structure.................................................................... 12
              (a)  Stock and Options............................................................... 12
              (d)  Title to the Shares............................................................. 13
              (e)  No Other Commitments............................................................ 13
              (f)  Current Membership of Board; Corporate and Stockholder Action................... 13
              (g)  Percentage Ownership............................................................ 14
              (h)  Conduct of Business............................................................. 14
     3.3      Authority............................................................................ 14
              (a)  Corporate Action................................................................ 14
              (b)  Binding Obligations............................................................. 14
              (c)  No Conflict..................................................................... 15
              (d)  Governmental Consents........................................................... 15
     3.4      Financial Statements................................................................. 15
     3.5      Compliance with Applicable Laws...................................................... 16
     3.6      Litigation........................................................................... 16
     3.7      Title to Properties.................................................................. 16
     3.8      Subsidiaries......................................................................... 17
     3.9      Employee Benefit Plans and Employment Matters........................................ 17
     3.10     Absence of Undisclosed Liabilities................................................... 19
     3.11     Absence of Certain Changes or Events................................................. 19
     3.12     Agreements........................................................................... 21
     3.13     Principal Customers.................................................................. 22
     3.14     No Defaults.......................................................................... 22
     3.15     Certain Agreements................................................................... 22
     3.16     Taxes................................................................................ 23
     3.17     Outstanding Indebtedness............................................................. 26
     3.18     Intellectual Property................................................................ 26
     3.19     Products and Distribution............................................................ 27
     3.20     Development Tools.................................................................... 27
     3.21     Inventory and Returns; Receivables and Payables...................................... 28
     3.22     No Brokers........................................................................... 28

                                                       - i -


     3.23     Insurance............................................................................ 28
     3.24     Ownership of Property................................................................ 29
     3.25     Environmental Matters................................................................ 29
     3.26     Interested Party Transactions........................................................ 30
     3.27     Disclosure........................................................................... 30
     3.28     Restrictions on Business Activities.................................................. 31
     3.29     Agreement of Certain CPTV Shareholders............................................... 31
     3.30     Advances to the Company.............................................................. 32
     3.31     Books and Records.................................................................... 32
     3.32     Products Under Development........................................................... 32
     3.33     Loans and Leases..................................................................... 32

4.   REPRESENTATIONS AND WARRANTIES OF GT.......................................................... 33
     4.1      Organization; Good Standing; Qualification and Power................................. 33
     4.2      Authority............................................................................ 33
              (a)  Corporate Action................................................................ 33
              (b)  Governmental Consents........................................................... 33
     4.3      No Brokers........................................................................... 33
     4.4      Securities Laws...................................................................... 34
     4.5      Acknowledgement as to the Status of the Company and its Product...................... 34
     4.6      The Company's Representations........................................................ 34

5.   COVENANTS OF KGSI AND CPTV.................................................................... 35
     5.1      Advice of Changes.................................................................... 35
     5.2      Maintenance of Business.............................................................. 35
     5.3      Certificate of Designations.......................................................... 35
     5.4      Conduct of Business.................................................................. 35
     5.5      Regulatory Approvals................................................................. 38
     5.6      Necessary Consents................................................................... 38
     5.7      Access to Information................................................................ 38
     5.8      Satisfaction of Conditions Precedent................................................. 39
     5.9      No Other Negotiations................................................................ 39
     5.10     Review of Proxy Materials............................................................ 39
     5.11     Conduct of Shareholder Meeting....................................................... 40
     5.12     GT and Company Cooperation; Indemnity With Respect to Shareholder
     Meeting Material.............................................................................. 40
              (a)  Indemnification by GT........................................................... 40
              (b)  Indemnification by KGSI and CPTV................................................ 40
              (c)  Conduct of Indemnification Proceedings.......................................... 40
     5.13     Certificate as to Affiliate Indebtedness............................................. 41
     5.14     Non-Solicitation..................................................................... 41
     5.15     KGSI/CPTV Confidential Information................................................... 42
     5.16     Injunctive Relief.................................................................... 43
     5.17     Loan and Security Agreement; September 1994 Agreements............................... 43
     5.18     Special Indemnity Agreement.......................................................... 43

                                                      - ii -


     5.19     Management of Company................................................................ 43
     5.20     Failure to Obtain Shareholder Approval............................................... 43
     5.21     Payment of Rent...................................................................... 44
     5.22     Assignment of Equipment and Development Tools........................................ 44
     5.23     Use of Promotional and Advertising Material.......................................... 44
     5.24     Software Development Agreement....................................................... 44

6.   COVENANTS OF GT............................................................................... 45
     6.1      Advances to the Company.............................................................. 45
     6.2      Continuing Access to Books and Records............................................... 46
     6.3      Loan and Security Agreement.......................................................... 46
     6.4      Assumption of Liabilities............................................................ 46
     6.5      Shareholder Approval................................................................. 47
     6.6      Purchase of CPTV Stock............................................................... 47
     6.7      GT Confidential Information.......................................................... 47
     6.8      Option to Purchase................................................................... 47

7.   CLOSING....................................................................................... 48
7.1  The Closing................................................................................... 48

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF KGSI AND CPTV.......................................... 48
     8.1      Accuracy of Representations and Warranties........................................... 48
     8.2      Covenants............................................................................ 48
     8.3      Update Certificate................................................................... 48
     8.4      Compliance with Law.................................................................. 48
     8.5      Government Consents.................................................................. 48
     8.6      Opinion of GT's Counsel.............................................................. 49
     8.7      No Legal Action...................................................................... 49
     8.8      General Releases..................................................................... 49
     8.9      Other Agreements..................................................................... 49
     8.10     Deposit of All Escrow Items.......................................................... 49
     8.11     September 1994 Agreements............................................................ 49

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF GT..................................................... 50
     9.1      Accuracy of Representations and Warranties........................................... 50
     9.2      Covenants............................................................................ 50
     9.3      Absence of Material Adverse Effect................................................... 50
     9.4      Closing Update Certificate........................................................... 50
     9.5      Release Date Update Certificate...................................................... 50
     9.6      Compliance with Law.................................................................. 50
     9.7      Government Consents.................................................................. 51
     9.8      Opinions of Counsel.................................................................. 51
     9.9      No Legal Action...................................................................... 51
     9.10     Affiliate Indebtedness and Affiliate Indebtedness Certificate........................ 51
     9.11     Closing Liabilities Certificate...................................................... 51

                                                      - iii -

     9.12     FIRPTA Certificate................................................................... 51
     9.13     Deposit of All Escrow Items.......................................................... 51
     9.14     Loan and Security Agreement.......................................................... 51
     9.15     General Releases..................................................................... 51
     9.16     The Surety Agreement................................................................. 52
     9.17     Special Indemnity Agreement.......................................................... 52
     9.18     Confidentiality Agreement............................................................ 52
     9.19     Bill of Sale and Assignment.......................................................... 52
     9.20     Resignation and Indemnity Agreements................................................. 52
     9.21     Consent to Appointment............................................................... 52
     9.22     Assignment of Allocated Salary....................................................... 52

10.  TERMINATION OF AGREEMENT...................................................................... 53
     10.1     Termination.......................................................................... 53
     10.2     Notice of Termination................................................................ 53
     10.3     Effect of Termination................................................................ 53

11.  INDEMNITY..................................................................................... 53
     11.1     Survival; Indemnity.................................................................. 53
     11.2     Indemnification by KGSI and CPTV..................................................... 54
     11.3     Indemnification by GT................................................................ 54
     11.4     Procedure for Claims Involving Litigation or Other Proceedings....................... 55
     11.5     Reimbursement for Undisclosed Affiliate Indebtedness................................. 55
     11.6     No Liability for Company Representations............................................. 56

12.  MISCELLANEOUS................................................................................. 56
     12.1     Governing Law........................................................................ 56
     12.2     Assignment; Binding Upon Successors and Assigns...................................... 56
     12.3     Severability......................................................................... 56
     12.4     Counterparts......................................................................... 56
     12.5     Other Remedies....................................................................... 56
     12.6     Amendment and Waivers................................................................ 56
     12.7     Expenses............................................................................. 57
     12.8     Notices.............................................................................. 57
     12.9     Construction of Agreement............................................................ 58
     12.10    Further Assurances................................................................... 58
     12.11    Absence of Third Party Beneficiary Rights............................................ 58
     12.12    Specific Performance................................................................. 59
     12.13    Public Announcement.................................................................. 59
     12.14    Entire Agreement..................................................................... 59



                                                      - iv -